UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Preliminary proxy statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to §240.14a-12

INTEGRATED DEVICE TECHNOLOGY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTEGRATED DEVICE TECHNOLOGY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 22, 2015

We will hold the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Integrated Device Technology, Inc., a Delaware corporation (the “Company”), on Tuesday, September 22, 2015, at 9:30 a.m., local time, at the Company’s principal place of business located at 6024 Silver Creek Valley Road, San Jose, California, 95138 for the following purposes:

1.	To elect John Schofield, Ken Kannappan, Umesh Padval, Gordon Parnell, Robert Rango, Norman Taffe, and Gregory Waters as members of our Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in the proxy statement accompanying this notice (the “Proxy Statement”) pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“Say-on-Pay”);

3.	To approve an amendment and restatement to the 2004 Equity Plan to, in part, increase the number of shares reserved for issuance thereunder from 41,800,000 to 46,300,000.

4.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending April 3, 2016;

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement. Stockholders of record on July 24, 2015 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

The majority of the Company’s outstanding shares must be represented at the Annual Meeting (in person or by proxy) to transact business. To assure proper representation at the Annual Meeting, please mark, sign and date the enclosed proxy and mail it promptly in the enclosed self-addressed envelope. You may also vote online at http://www.envisionreports.com/idti. Your proxy will not be used if you revoke it either before or at the Annual Meeting.

San Jose, California

July 27, 2015

By Order of the Board of Directors

/s/ Matthew D. Brandalise

Matthew D. Brandalise Secretary

YOUR VOTE IS IMPORTANT. IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, OR VOTE ONLINE AT HTTP://WWW.ENVISIONREPORTS.COM/IDTI.

INTEGRATED DEVICE TECHNOLOGY, INC.

6024 Silver Creek Valley Road

San Jose, California 95138

(408) 284-8200

2015 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

July 27, 2015

The accompanying proxy is solicited on behalf of the Board of Directors of Integrated Device Technology, Inc., a Delaware corporation (the “Company”), for use at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, September 22, 2015, at 9:30 a.m., local time, or at any adjournment or postponement thereof. The Annual Meeting will be held at the Company’s principal place of business located at 6024 Silver Creek Valley Road, San Jose, California 95138. Only holders of record of the Company’s common stock as of the close of business on July 24, 2015 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, the Company had 148,267,413 shares of common stock outstanding and entitled to vote. A majority of such shares, present in person or represented by proxy, will constitute a quorum for the transaction of business.

This Proxy Statement and the accompanying form of proxy will be first mailed to stockholders on or about August 4, 2015. An Annual Report on Form 10-K with an Annual Report Wrap for the fiscal year ended March 29, 2015 are being mailed concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement to all stockholders of record as of the Record Date. The Annual Report on Form 10-K and the Annual Report Wrap are not incorporated by reference into this Proxy Statement and are not considered proxy solicitation material.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Holders of the Company’s common stock are entitled to one vote for each share held as of the Record Date, except that in the election of directors, each stockholder has cumulative voting rights and is entitled to a number of votes equal to the number of shares held by such stockholder multiplied by the number of directors to be elected. The stockholder may cast these votes all for a single candidate or distribute the votes among any or all of the candidates. No stockholder will be entitled to cumulate votes for a candidate, however, unless that candidate’s name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the Annual Meeting, prior to the voting, of an intention to cumulate votes. In such an event, the proxy holder may allocate among the director nominees, if more than one, the votes represented by proxies in the proxy holder’s sole discretion.

The directors in Proposal No. 1 will be elected by a plurality of the votes cast. Abstentions will have no effect with regard to Proposal No. 1, because approval of a percentage of shares present or outstanding is not required for Proposal No. 1. Broker non-votes will have no effect on the outcome of Proposal No. 1. Proposal Nos. 2, 3 and 4 each require for approval the affirmative vote of the majority of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions have the same effect as a vote against Proposal Nos. 2, 3 and 4. Broker non-votes will have no effect on the outcome of Proposal Nos. 2, 3 and 4.

Unless there are different instructions on the proxy, all shares represented by valid proxies (and not revoked prior to the vote) will be voted at the Annual Meeting: (1) FOR the election of the director nominees listed in Proposal No. 1; (2) FOR the approval, on a non-binding, advisory basis, of the executive compensation of our named executive officers (“NEOs”) in Proposal No. 2 (“Say-on-Pay”); (3) FOR Proposal No. 3, which is the approval of an amendment and restatement to the 2004 Equity Plan to, in part, increase the number of shares reserved for issuance thereunder from 41,800,000 to 46,300,000; and (4) FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm in Proposal No. 4.

Because the vote on Proposal No. 2 is advisory, it will not be binding on the Board of Directors, the Compensation Committee of the Board of Directors or IDT. With respect to Proposal No. 2, the Board of Directors will review the voting results and take them into consideration when making future decisions about executive compensation.

All votes will be tabulated by the inspector of election appointed for the Annual Meeting who will separately tabulate, for each proposal, affirmative and negative votes, abstentions and broker non-votes. Abstentions will be considered present and entitled to vote at the Annual Meeting and will be counted towards determining whether or not a quorum is present. Broker non-votes will be counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. There are no statutory or contractual rights of appraisal or similar remedies available to those stockholders who dissent from any matter to be acted on at the Annual Meeting.

The expenses of soliciting proxies to be voted at the Annual Meeting will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, certain officers or employees of the Company and/or its agents may also solicit proxies by mail, telephone and facsimile or in person. No additional compensation will be paid to such officers, regular employees or agents of the Company for such services. Following the original mailing of the proxies and other soliciting materials, the Company will request that brokers, custodians, nominees and other record holders of the Company’s common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In such cases, the Company, upon request of the record holders, will reimburse such holders for their reasonable expenses.

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

REVOCABILITY OF PROXIES

Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote. A proxy may be revoked prior to the vote and exercise of the proxy by: (i) a written notice delivered to the Company stating that the proxy is revoked, (ii) a subsequent proxy that is signed by the person who signed the earlier proxy and that is presented at the Annual Meeting or (iii) attendance at the Annual Meeting and voting in person. Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming such stockholder’s beneficial ownership of the shares.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) may submit to the Board of Directors proposals to be considered for inclusion in next year’s proxy statement for the Annual Meeting in 2016. Your proposal must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Secretary at Integrated Device Technology, Inc., 6024 Silver Creek Valley Road, San Jose, California 95138, and must be received no later than March 29, 2016; provided, however, that if the date of our 2016 Annual Meeting is not within 30 days before or after September 22, 2016, then your proposal must be received no later than a reasonable time before we begin to print and send our proxy materials for the 2016 Annual Meeting.

Our Amended and Restated Bylaws (“Bylaws”) also provide for separate advance notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting which is not intended to be included in next year’s proxy statement. To be considered timely under these provisions, the stockholder’s notice must be received by our Secretary at our principal executive offices at the address set forth above no earlier than May 25, 2016 and no later than June 24, 2016; provided, however, that if the date of our 2016 Annual Meeting is not within 30 days before or 60 days after September 22, 2016, the notice must be delivered no earlier than 120 days before the 2016 Annual Meeting and no later than 90 days before the 2016 Annual Meeting, or, if later, no later than the 10th day following the day on which the first public announcement of the date of the 2016 Annual Meeting was made. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. For more information on stockholder nominations for director, see “Consideration of Stockholder Nominees for Director” below. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

The chairman of the meeting may refuse to acknowledge the introduction of your proposal if it is not made in compliance with the foregoing procedures or the applicable provisions of our Bylaws. Our Bylaws were filed with the Securities and Exchange Commission (the “SEC”) and can be viewed by visiting the SEC’s website at http://www.sec.gov. You may also obtain a copy by writing to our Secretary at our principal executive offices located at 6024 Silver Creek Valley Road, San Jose, California 95138.

CONSIDERATION OF STOCKHOLDER NOMINEES FOR DIRECTOR

The Nominating & Governance Committee of our Board of Directors will consider properly submitted stockholder nominations for candidates to serve on our Board of Directors. Pursuant to our Bylaws, a stockholder who wishes to nominate persons for election to the Board of Directors at the 2016 Annual Meeting must be a stockholder of record when such holder gives the Company notice, must be entitled to vote at the meeting and must comply with the notice provisions in our Bylaws. A stockholder’s notice must be delivered to the Company’s Secretary by the close of business not less than 90 days nor more than 120 days prior to the one year anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. For our 2016 Annual Meeting, the notice must be delivered in accordance with the dates set forth in “Stockholder Proposals to be Presented at Next Annual Meeting” above.

The stockholder’s notice must include the following information, for the person proposed to be nominated: (1) his or her name, age, nationality, and business and residence addresses; (2) his or her principal occupation and employment; (3) the class and number of shares of stock owned beneficially or of record by him or her; and (4) any other information required to be disclosed in a proxy statement or otherwise required by the Exchange Act. The stockholder’s notice must also include the following information, for the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (1) their names and addresses; (2) the class and number of shares of stock owned beneficially and of record by them; (3) a description of any arrangements or understandings between them and each proposed nominee and any other persons (including their names) pursuant to which the nominations are to be made; (4) a representation that they intend to appear in person or by proxy at the 2016 Annual Meeting to nominate the person named in the notice; (5) a representation as to whether they are part of a group that intends to deliver a proxy statement or solicit proxies in support of the nomination; and (6) any other information that would be required to be included in a proxy statement or otherwise required by the Exchange Act or by the Company’s Bylaws.

The chairman of the meeting will determine if the procedures in the Bylaws have been followed, and if not, declare that the nomination be disregarded. If the nomination was made in accordance with the procedures in our Bylaws, the Nominating & Governance Committee of the Board of Directors will apply the same criteria in evaluating the nominee as it would any other board nominee candidate and will recommend to the Board of Directors whether or not the stockholder nominee should be nominated by the Board of Directors and included in our proxy statement. The nominee and nominating stockholder must be willing to provide any information reasonably requested by the Nominating & Governance Committee in connection with its evaluation.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS OR NON-MANAGEMENT DIRECTORS

Stockholders who wish to communicate with our Board of Directors or with only the non-management directors serving on our Board of Directors may send their communications in writing to: Integrated Device Technology, Inc., 6024 Silver Creek Valley Road, San Jose, California 95138, Attention: Secretary. The Secretary of the Company will forward these communications to the Chairman of the Board of Directors if the Chairman is a non-employee director, or otherwise to the Lead Independent Director of the Board of Directors. Stockholders should direct their communications to either the Board of Directors or the Chairman of the Board of Directors. Communications will not be forwarded to the Chairman of the Board of Directors unless the stockholder submitting the communication identifies itself by name and sets out the class and number of shares of stock owned by it, beneficially or of record.

Important Notice Regarding Internet Availability of Proxy Materials for the 2015 Annual Meeting of Stockholders:

The Notice and Proxy Statement, and the Annual Report on Form 10-K for the fiscal year ended March 29, 2015 are available at http://www.edocumentview.com/idti.

CODE OF BUSINESS ETHICS

The Company has adopted a Code of Business Ethics that applies to all of our directors, officers, employees, and representatives. The Code of Business Ethics is available on our website at http://ir.idt.com/governance.cfm. If the Company makes any substantive amendments to the Code of Business Ethics or grants any waiver from a provision of the Code of Business Ethics to any of our directors or officers, the Company will promptly disclose the nature of the amendment or waiver on the Company’s website.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine members. Our Board of Directors has nominated each of John Schofield, Ken Kannappan, Umesh Padval, Gordon Parnell, Robert Rango, Norman Taffe, and Gregory Waters for re-election to the Board of Directors. Donald Schrock and Ron Smith, Ph.D. are not standing for re-election. All seven of the nominees listed below are currently serving on the Board of Directors and each has indicated a willingness to continue serving if elected. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the seven nominees named below. Proxies cannot be voted for a greater number of persons than the number of nominees standing for election. In the event that any nominee becomes unable or declines to serve as a director, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy, or the Board of Directors may reduce the authorized number of directors in accordance with the Company’s Restated Certificate of Incorporation and its Bylaws, each as amended. We are not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next annual meeting or until a successor has been duly elected and qualified.

Nominees

The names of the nominees and certain information about them, as of July 24, 2015, are set forth below:

Name of Nominee	Age	Position with Company	Director Since
John Schofield(2)(3)	66	Chairman of the Board of Directors	2001

Ken Kannappan(2)(3)	55	Director	2015

Umesh Padval(1)(2)	57	Director	2008

Gordon Parnell(1)(3)	65	Director	2008

Robert Rango	57	Director	2015

Norman Taffe(1)(2)	49	Director	2012

Gregory L. Waters	54	Director, President and Chief Executive Officer	2014

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating & Governance Committee.

Mr. Schofield has been a director of IDT since April 2001 and has served as the Chairman of the Board of Directors since January 2008. Mr. Schofield brings to IDT extensive experience in the areas of executive management, global sales and marketing, risk analysis, corporate governance and administration. Mr. Schofield’s experience is especially relevant to his role as Chairman of the Board. Mr. Schofield has been a private investor since his retirement from Tellabs, Inc. (“Tellabs”) in January 2005. Mr. Schofield served as the Chief Executive Officer and President of Advanced Fibre Communications, Inc. (“AFC”) from 1999 until the acquisition of AFC by Tellabs on November 30, 2004, at which time AFC became the Access Division of Tellabs. Mr. Schofield also served as a member of the board of directors of AFC, and in October 2001, he was elected to the position of Chairman of the Board of Directors of AFC. From 1992 to 1999, Mr. Schofield served as Senior Vice President, and later, President, of the Integrated Solutions Group of ADC Telecommunications, Inc., a world-wide supplier of network equipment, software solutions and integration services for broadband and multiservice networks. Mr. Schofield is also a member of the Board of Directors of Sonus Networks, Inc., a supplier of telecommunications network equipment and services. Mr. Schofield is a 2011, 2012 and 2013 National Association of Corporate Directors (NACD) Board Leadership Fellow. He has demonstrated his commitment to boardroom excellence by completing NACD’s comprehensive program of study for experienced corporate directors—a rigorous suite of courses spanning leading practices for boards and committees. Mr. Schofield supplements his board leadership skills through ongoing engagement with the director community and access to leading practices. Mr. Schofield holds a Diploma of Electronics and Communications Engineering (the equivalent of a Bachelor of Science degree in electrical engineering) from NSW Institute of Technology in Sydney, Australia. We believe that Mr. Schofield’s industry and management experience qualifies him to serve on the Board of Directors.

Mr. Kannappan has been a director of the Company since January 2015. He serves as President and Chief Executive Officer of Plantronics, where he has been a member of the Board since 1999. Mr. Kannappan brings to the board a wealth of business leadership experience and a track record of success. Mr. Kannappan joined Plantronics in February 1995 as vice president of sales, responsible for OEM sales and the Asia Pacific/Latin America markets. He was appointed in March 1998 to president and chief operating officer, and then Chief Executive Officer and elected to the board. Prior to joining Plantronics, Mr. Kannappan was senior vice president of investment banking for Kidder, Peabody & Co. Incorporated. Mr. Kannappan has a Bachelor of Arts degree in Economics from Yale University and a Master’s of Business Administration from Stanford University. He is also the Chairman of the the board of directors of Mattson Technology, Inc., a supplier of advanced process equipment for the semiconductor industry. Mr. Kannappan previously served on the IDT board, including in the role of Chairman, from 2000 to 2008. We believe that Mr. Kannappan’s industry and management experience qualifies him to serve on the Board of Directors.

Mr. Padval has been a director of IDT since October 2008. Mr. Padval brings to IDT more than 25 years of experience in marketing, sales, and general management in high tech industries, including computing, mobile communications, and consumer digital entertainment. Mr. Padval also has extensive global experience, having established R&D centers in both China and India for C-Cube Microsystems Incorporated (“C-Cube”). Mr. Padval currently serves as a Partner at Bessemer Venture Partners. Prior to that, Mr. Padval served as Executive Vice President of the Consumer Products Group at LSI Logic Corporation and was previously the Senior Vice President of the company’s Broadband Entertainment Division. Prior to his position at LSI Logic, Mr. Padval served as the Chief Executive Officer and Director of C-Cube (which was acquired by LSI Logic in 2001) and was previously President of the company’s Semiconductor Division. Prior to joining C-Cube, Mr. Padval held senior management positions at VLSI Technology, Inc. and Advanced Micro Devices, Inc. He currently serves on the boards of Entropic Communications Incorporated, and several private companies, Avnera Corporation, Avalanche Technologies, UltraSolar Technologies, and Pinnacle Engines. Mr. Padval has previously served on the boards of Silicon Image, Berkeley Design Automation, C-Cube Microsystems, Elantec Semiconductor, Pictos Technologies, and Monolithic Power Systems. Mr. Padval is also active on the advisory boards for Stanford University. Mr. Padval holds a Bachelor in Technology from Indian Institute of Technology, Mumbai, and an M.S. in Engineering from Stanford University. We believe that Mr. Padval’s technology expertise and executive experience in the semiconductor industry qualifies him to serve on the Board of Directors.

Mr. Parnell has been a director of IDT since January 2008. Mr. Parnell brings to IDT extensive general and financial management experience, which is especially relevant to his role as Chairman of the Audit Committee. Mr. Parnell served as Vice President, Business Development and Investor Relations of Microchip Technology Incorporated (“Microchip”) from January 2009 to April 2015, at which time he retired. Mr. Parnell previously served as Vice President and Chief Financial Officer of Microchip from May 2000 to December 2008. Prior to his role as CFO, Mr. Parnell served as Vice President, Controller, and Treasurer of Microchip. Mr. Parnell holds a finance/accounting qualification with the Association of Certified Accountants from Edinburgh College, Scotland. We believe that Mr. Parnell’s executive experience in the semiconductor industry qualifies him to serve on the Board of Directors.

Mr. Rango joined IDT’s Board of Directors in April 2015. He previously served in a number of executive positions at Broadcom Corporation, where he served from 2002 until July 2014. His most recent role at Broadcom was executive vice president and general manager of the company’s Mobile and Wireless Group, a role he had held since February 2011. During his time at Broadcom, Mr. Rango held several senior management positions in the company’s Network Infrastructure Business Unit, Mobile and Wireless Group and Wireless Connectivity Group, including as senior vice president and general manager, Wireless Connectivity Group and as executive vice president and general manager, Wireless Connectivity Group. From 1995 to 2002, Mr. Rango held several senior management positions at Lucent Microelectronics, a networking communications company, and Agere Systems, a leader in semiconductors and software solutions for storage, mobility and networking markets. Rango also serves on the board of directors oft KLA-Tencor. He has an MSEE from Cornell University and a BSEE from State University of New York at Stony Brook. We believe that Mr. Rango’s technology expertise and executive experience in the semiconductor industry qualifies him to serve on the Board of Directors.

Mr. Taffe has been a director of the Company since January, 2013. Mr. Taffe brings more than 20 years of semiconductor industry experience, including a strong background in engineering, sales, marketing and management. He joined SunPower Corporation in June 2013 and currently serves as SunPower’s Vice President and General Manager of Power Plant Solutions. Mr. Taffe previously served as Executive Vice President of the Consumer and Computation Division at Cypress Semiconductor, Inc., where he was responsible for one of the company’s largest and fastest growing divisions. Mr. Taffe is currently a member of the Board of Directors of DSP Group, Inc., a provider of chipsets for VoIP, multimedia, and digital cordless applications, as well as member of the Board of Second Harvest Food Bank, a nonprofit organization that serves nearly 250,000 needy families in Santa Clara and San Mateo counties each month. From 2007 to 2013, Mr. Taffe was a member of the board of directors of Cypress Envirosystems, a company that develops system-level wireless products for reducing energy costs. Mr. Taffe has completed the Program for Management Development at Harvard Business School and holds a Bachelor of Science in Electrical Engineering from the University of Michigan. We believe that Mr. Taffe’s technology expertise and executive experience in the semiconductor industry qualifies him to serve on the Board of Directors.

Mr. Waters joined the Company as President and Chief Executive Officer in January 2014 and was appointed to the Board of Directors at the same time. Prior to joining IDT, Mr. Waters served as Senior Vice President and General Manager, Front-End Solutions at Skyworks Solutions, Inc., a semiconductor company, from 2006 until December 2012. From 2003 to 2006, he served in various positions at Skyworks, including Executive Vice President beginning in 2005, Vice President and General Manager, Cellular Systems beginning in 2004 and Vice President, Linear Products beginning in 2003. From 2001 until 2003, Mr. Waters served as Senior Vice President of Strategy and Business Development at Agere Systems Inc. and, beginning in 1998, held positions at Agere as Vice President of the Wireless Communications business and Vice President of the Broadband Communications business. Prior to working at Agere, Mr. Waters held a variety of senior management positions at Texas Instruments Inc., including Director of Network Access Products and Director of North American Sales. Mr. Waters holds a B.S. in Engineering from the University of Vermont and an M.S. in Computer Science from Northeastern University. Mr. Waters is qualified to serve on the Board of Directors due to his technological expertise and executive experience in the semiconductor industry. We believe that Mr. Waters’ technology expertise and executive experience in the semiconductor industry qualifies him to serve on the Board of Directors.

Messrs. Padval, Parnell, Schofield, and Taffe are members of the National Association of Corporate Directors (NACD) and Messrs. Padval, Parnell, and Schofield have completed the two-day NACD course on Director Professionalism. Mr. Rango has completed the Stanford Graduate School of Business Executive Education Director’s Consortium.

Vote Required

The seven nominees receiving the highest number of affirmative votes cast shall be elected as directors to serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified. Abstentions and broker non-votes will have no effect for purposes of determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF

THE NOMINATED DIRECTORS.

CORPORATE GOVERNANCE

Board of Directors Meetings and Committees

The Board of Directors of the Company holds regularly scheduled meetings each quarter and may meet more often as needed. The Board of Directors held a total of four (4) meetings during the fiscal year ended March 29, 2015 (“fiscal 2015”). The Board of Directors also has an Audit Committee, a Compensation Committee and a Nominating & Governance Committee. The independent directors of the Board of Directors have established a practice of meeting in executive session, without the presence of Mr. Waters, at the conclusion of each quarterly board meeting. During fiscal 2015, the independent directors met in executive session a total of four (4) times.

NASDAQ prescribes independence standards for companies listed on NASDAQ, including IDT. These standards require a majority of the Board of Directors to be independent. They also require every member of the Audit Committee, Compensation Committee, and Nominating & Governance Committee to be independent. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with the Company. On an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire which requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. We also review our relationship to any entity employing a director or on which the director currently serves as a member of the Board. Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her immediate family members, and IDT, its senior management and its independent registered public accounting firm, the Board of Directors has determined that each of the members of our Board of Directors, except for Mr. Waters, and each of the members of the Audit Committee, Compensation Committee and Nominating & Governance Committee is an “independent director” as defined in the applicable rules and regulations of the SEC and NASDAQ rules.

During fiscal 2015, the Audit Committee was composed of five (5) non-employee directors, Messrs. Parnell, Padval, Schrock and Taffe and Dr. Smith, each of whom was “independent” as defined in the applicable rules and regulations of the SEC and the NASDAQ rules. Mr. Parnell currently serves as the Chair of the Audit Committee, and the Board of Directors has determined that he satisfies the “audit committee financial expert” designation in accordance with applicable SEC and NASDAQ rules. The Audit Committee operates under a written charter adopted by the Board of Directors that is available on the Company’s website at http://ir.idt.com/governance.cfm. The Audit Committee engages the Company’s independent registered public accounting firm and is primarily responsible for approving the services performed by the Company’s independent registered public accounting firm and for reviewing and evaluating the Company’s accounting practices and systems of internal controls. The Audit Committee meets privately with the Company’s independent registered public accounting firm, which has direct access to the Audit Committee at any time. The Audit Committee held five (5) meetings during fiscal 2015.

The Compensation Committee of our Board of Directors develops the compensation philosophy and objectives for the Company as a whole, reviews and approves all compensation decisions related to our NEOs and other executive officers and generally oversees our compensation programs. As members of our Board of Directors, the Compensation Committee receives regular updates on the Company’s business priorities, strategies, and results. As a result, the Compensation Committee has regular interaction with and open access to the NEOs. This gives them considerable opportunity to ask questions and assess the performance of the NEOs, other executive officers, and the Company. During fiscal 2015, through January 27, 2015, the Compensation Committee was composed of four (4) non-employee directors, Messrs. Padval, Schofield and Taffe, and Dr. Smith, and on January 27, 2015, a fifth director, Ken Kannappan, was appointed to the Compensation Committee. Each of the Compensation Committee members are independent under the applicable rules and regulations of the SEC, the rules of the NASDAQ and the Internal Revenue Code of 1986, as amended from time to time (the “Code). Dr. Smith currently serves as the Chair of the Compensation Committee. The Compensation Committee operates under a written charter adopted by the Board of Directors that is available on the Company’s website at http://ir.idt.com/governance.cfm. In consultation with management and the Board of Directors, the

Compensation Committee reviews, evaluates, and recommends to the Board of Directors for approval, the compensation plans, policies and practices of the Company. The Compensation Committee aims to ensure that the Company’s compensation programs encourage high performance, promote accountability, and assure that employee interests are aligned with the interests of the Company’s stockholders. The Compensation Committee determines the salaries and incentive compensation for executive officers, including the CEO, and oversees the administration of the Company’s equity plans, including approving the number of shares underlying stock options and/or restricted stock units to be granted to each employee and the terms of such grants. The Compensation Committee met five (5) times and acted by written consent twenty (20) times during fiscal 2015.

The Compensation Committee’s specific responsibilities include, but are not limited to:

•	Reviewing, revising and approving an industry-specific Peer Group (as defined below) to facilitate appropriate comparisons for compensation purposes;

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Meeting in executive session to review and recommend for Board approval the corporate goals and objectives relating to the compensation of the CEO, evaluate the performance of the chief executive officer in light of these goals and objectives, and establish the compensation of the CEO based on such evaluation and competitive market data pertaining to compensation at peer companies;

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Reviewing and approving compensation for other officers, considering each Officer’s performance in light of Company goals and objectives and competitive market data pertaining to compensation at peer companies. The CEO of the Company may be present at meetings during which such compensation is under review and consideration, but may not vote;

•	Reviewing and making recommendations to the Board of Directors regarding compensation and benefit plans and programs for executives and non-management directors;

•	Reviewing and approving the annual budget for employee merit salary increases, as recommended by management and determined by the Committee;

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As requested by Company management, reviewing, consulting, and making recommendations and/or determinations regarding employee compensation and benefit plans generally, including employee bonus plans and programs;

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Overseeing the administration of the Company’s equity incentive plans, including the review and grant of stock option and other equity incentive grants to Officers, and review and approval of the annual equity budget for all equity award types;

•	Overseeing administration of the Company’s Employee Stock Purchase Plan;

•	Managing and reviewing executive employment agreements and the grant of change-in-control and perquisite benefits;

•	Reviewing and approving the Compensation Discussion and Analysis and the Report of the Compensation Committee to be included as part of the Company’s annual proxy statement;

•	Reviewing, along with the CEO, matters relating to management succession, including compensation-related issues and exercising final approval over such issues;

•	Monitoring compliance with the applicable provisions of the Sarbanes Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to employee compensation and benefits;

•	Reviewing the risks and mitigating factors associated with the Company’s compensation programs, practices and policies; and

•	Annually reviewing and reassessing the Compensation Committee Charter and recommending any changes to the Board of Directors for its consideration.

In carrying out the foregoing responsibilities, the Compensation Committee has the authority, in its sole discretion, to engage outside independent advisors as it deems necessary or appropriate. In addition, the Compensation Committee is entitled to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee other than any responsibilities relating to matters that involve executive compensation or where it has determined such compensation is intended to comply with the requirements of Section 162(m) of the Code.

During fiscal 2015, through January 27, 2015, the Nominating & Governance Committee was composed of three (3) non-employee directors, Messrs. Schofield, Parnell, and Schrock, and on January 27, 2015, a fourth director, Ken Kannappan, was appointed to the Nominating & Governance Committee on January 27, 2015. Each of the Nominating & Governance Committee members are “independent” as defined in the NASDAQ rules. Mr. Kannappan currently serves as the Chair of the Nominating & Governance Committee. The Nominating & Governance Committee operates under a written charter adopted by the Board of Directors that is available on the Company’s website at http://ir.idt.com/governance.cfm. The Nominating & Governance Committee identifies and recommends individuals qualified to serve on the Board of Directors and evaluates and recommends the adoption or amendment of corporate governance guidelines and principles applicable to the Company. In evaluating candidates to determine if they are qualified to become board members, the Nominating & Governance Committee looks for the following attributes, among others determined by the Nominating & Governance Committee in its discretion to be consistent with the Company’s guidelines: personal and professional character, integrity, ethics and values; experience in the Company’s industry and with relevant social policy concerns; general business experience and leadership profile, including experience in corporate management and corporate governance, such as serving as an officer or former officer of a publicly held company, or experience as a board member of another publicly held company; diversity of personal background, perspective and experience; academic expertise in an area of the Company’s operations; and communication and interpersonal skills and practical and mature business judgment. The Nominating & Governance Committee evaluates each individual in the context of our Board of Directors as a whole, with the objective of assembling a Board of Directors that can best perpetuate and enhance the success of the Company and represent stockholder interests through the exercise of sound judgment, using its diversity of experience in these various areas. Although the Nominating & Governance Committee uses these and other criteria to evaluate potential nominees, there are no stated minimum criteria for nominees. The Nominating & Governance Committee uses the same standards to evaluate all director candidates, whether or not the candidates were nominated by stockholders. The Nominating & Governance Committee held three (3) meetings during fiscal 2015.

Each director, except for Mr. Kannappan who was appointed to the Board of Directors on January 27, 2015, and Mr. Rango who was appointed to the Board of Directors on April 6, 2015, attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees on which such director served during fiscal 2015. The Company does not currently maintain a formal policy regarding director attendance at the Annual Meeting; however, the Company invites nominees for directors to attend the Annual Meeting. Four directors who served on the Board of Directors in fiscal 2015 attended the 2014 Annual Meeting, either in person or by conference call.

Risk Oversight

Our Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of our risks. Our Board of Directors generally oversees corporate risk in its review and deliberations relating to our activities, including financial and strategic risk relevant to our operations. In addition, our Board of Directors regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Audit Committee oversees management of financial risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements and employee retention. The Nominating & Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of

Directors is regularly informed through committee reports about such risks. Our Board of Directors believes its administration of its risk oversight function has not affected the leadership structure of the Board of Directors.

The Audit Committee reviews the Company’s policies with respect to risk assessment and risk management, discusses with management significant financial risks in conjunction with enterprise risk exposures, and the actions management has taken to limit, monitor or control financial and enterprise risk exposure. During fiscal 2015, an independent consulting firm was primarily responsible for testing of internal controls in compliance with Section 404 of the Sarbanes-Oxley legislation, and reported directly to our Chief Financial Officer and our Corporate Controller, and “dotted-line” to the Chair of the Audit Committee. The Audit Committee met with the independent consulting firm to receive updates on Sarbanes-Oxley testing and discuss any issues that the Committee believed warranted attention.

The Compensation Committee oversees risk management as it relates to the Company’s compensation programs, policies and practices in connection with designing our executive compensation programs and reviewing incentive compensation programs for other employees. The Compensation Committee has reviewed with management whether our compensation programs, policies, and practices may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on the Company.

We believe that the elements of our compensation programs, policies and practices do not encourage unnecessary or excessive risk-taking. Base salaries are fixed in amount. While our sales commission plans and bonus plans focus on achievement of short-term or annual goals, and short-term or annual goals may encourage the taking of short-term risks at the expense of long-term results, given our employees’ other compensation opportunities and our internal control procedures, we believe that the sales commission plans and bonus plans appropriately balance risk and the desire to focus employees on specific short-term goals that we believe are important to our success.

We also believe that compensation in the form of long-term equity awards is important to help further align employee interests with those of our stockholders. We do not believe that these awards encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to our stock price, and because award grants are staggered and subject to long-term vesting schedules that we believe help ensure that employees have significant value tied to long-term stock price performance.

Based on the foregoing, we do not believe that our compensation policies and practices create inappropriate or unintended risk to the Company as a whole. Further, we do not believe that our incentive compensation arrangements encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks. We believe such arrangements are compatible with effective internal controls and the risk management practices of the Company, and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

This Proxy Statement, including the preceding paragraphs, contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events. Forward-looking statements contained in this Proxy Statement should be considered in light of the many uncertainties that affect our business and specifically those factors discussed from time to time in our public reports filed with the SEC, such as those discussed under the heading “Risk Factors,” in our most recent Annual Report on Form 10-K, and as may be updated in subsequent SEC filings.

Leadership Structure of the Board

In accordance with our Bylaws, our Board of Directors appoints our officers, including our Chief Executive Officer. Our Board of Directors may empower the Chief Executive Officer to appoint officers other than the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer. Our Board of Directors does not have a policy on whether the roles of the Chairman of the Board of Directors and the Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman should be selected from the non-employee directors or be an employee and, if they are to be combined, whether a lead independent director should be selected. However, our Board of Directors is committed to corporate governance practices and values independent board oversight as an essential component of strong corporate performance. Currently, we separate the role of Chairman from the Chief Executive Officer position in order to ensure independent leadership of the Board of Directors and in recognition of the difference between the two roles. The Chief Executive Officer is responsible for setting the strategic direction of the Company and for the day-to-day leadership and performance of the Company’s business, while the Chairman is responsible for leading the Board of Directors in overseeing management, and our Board of Directors believes that this current structure is appropriate to fulfill the duties of Chairman and Chief Executive Officer effectively and efficiently.

Director Compensation

Radford, an AON Hewitt Company, serves as an independent compensation consultant to the Committee. The Committee periodically reviews director compensation with Radford and may recommend adjustments to director compensation levels so that they remain aligned with the Committee’s target of the market 50th percentile of the Company’s peer group for cash and equity compensation. No adjustments were made to director compensation in fiscal 2015.

Members of the Board of Directors who are not also officers or employees of the Company each receive quarterly retainer fees in the amount of $12,500 per quarter ($50,000 annually). The Chairman of the Board receives an additional quarterly retainer fee of $7,500 ($30,000 annually). The Chair of the Audit Committee receives an additional quarterly retainer fee of $5,000 ($20,000 annually) and the other members of the Audit Committee receive an additional quarterly retainer fee of $2,500 ($10,000 annually). The Chair of the Compensation Committee receives an additional quarterly retainer fee of $5,000 ($20,000 annually) and the other members of the Compensation Committee receive an additional quarterly retainer fee of $1,875 ($7,500 annually). The Chair of the Nominating & Governance Committee receives an additional quarterly retainer fee of $1,875 ($7,500 annually) and the remaining members of the Nominating & Governance Committee receive an additional quarterly retainer of $1,250 ($5,000 annually). In addition to the foregoing fees, Members of the Board of Directors are entitled to reimbursement of reasonable expenses incurred in connection with travel and attendance at Board and committee meetings.

Each non-employee director is initially granted a mix of stock options and restricted stock unit awards for the number of shares of the Company’s common stock equivalent to $140,000 based on the closing price of the Company’s common stock on the trading day immediately preceding the date of grant, which is on or about the 15th day of the month following the month of such non-employee director’s first election or appointment to the Board of Directors. Initial option grants to non-employee directors have a term of seven (7) years and become exercisable as to 25% of the shares subject to such options on the first anniversary of their date of election or appointment, and then as to 1/36 of the remaining shares each month thereafter.

Annually, after receipt of the initial grant, each non-employee director is granted a restricted stock unit award for the number of shares of the Company’s common stock equivalent to $120,000 in value, based on the closing price of the Company’s common stock on the trading day immediately preceding the date of grant. All annual grants for non-employee directors are made during the Company’s first open trading window subsequent to the Company’s annual meeting of stockholders. Annual restricted stock unit awards vest and become exercisable on the earlier of (i) the first anniversary of the stockholder meeting date or (ii) if a director is not standing for re-election or fails to be re-elected at the next annual meeting of stockholders, then on the date of such annual meeting.

The following table sets forth compensation information for the Company’s non-employee directors for fiscal 2015.

DIRECTOR COMPENSATION FOR FISCAL 2015

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)(3)	Total ($)(5)
John Schofield	95,000	120,009	0	215,009
Gordon Parnell	75,000	120,009	0	195,009
Ron Smith, Ph.D.	80,000	120,009	0	200,009
Umesh Padval	67,500	120,009	0	187,509
Donald Schrock	65,000	120,009	0	185,009
Norman Taffe	67,500	120,009	0	187,509
Ken Kannappan(4)	16,250	70,006	24,691	110,947

(1)	Stock awards consist of restricted stock unit awards for 40,704 shares of the Company’s common stock granted on November 17, 2014 under the 2004 Equity Plan to each non-employee director except for Mr. Kannappan. Stock awards for Mr. Kannappan consist of restricted stock unit awards for 3,405 shares of the Company’s common stock granted on February 17, 2015. The amounts reported do not reflect compensation actually received by the director; instead, the amounts reported represent the grant date fair value of the restricted stock unit awards granted during fiscal 2015, calculated in accordance with Statement of Financial Accounting Standard Board Accounting Standards Codification Topic 718, “Stock Compensation,” or ASC Topic 718. For a detailed discussion of the assumptions used to calculate the value of the restricted stock unit awards, please refer to Note 8 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 29,2015, filed with the SEC on May 19, 2015. As of March 29, 2015, each of the current directors held outstanding restricted stock unit awards for an aggregate of 44,109 shares of the Company’s common stock.
(2)	As of March 29, 2015, Mr. Schofield held outstanding stock options to purchase an aggregate of 0 shares of the Company’s common stock, Mr. Parnell held outstanding stock options to purchase an aggregate of 44,000 shares of the Company’s common stock, Dr. Smith held outstanding stock options to purchase an aggregate of 44,000 shares of the Company’s common stock, Mr. Padval held outstanding stock options to purchase an aggregate of 0 shares of the Company’s common stock, Mr. Schrock held outstanding stock options to purchase an aggregate of 74,000 shares of the Company’s common stock, Mr. Taffe held outstanding stock options to purchase an aggregate of 30,000 shares of the Company’s common stock, and Mr. Kannappan held outstanding stock options to purchase an aggregate of 3,405 shares of the Company’s common stock.
(3)	The amounts reported do not represent compensation actually received by the director; instead, the amounts represent the grant date fair value of the stock options granted during fiscal 2015 calculated in accordance with ASC Topic 718. For a detailed discussion of the assumptions used to calculate the value of the options, please refer to Note 8 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 29, 2015, filed with the SEC on May 19, 2015.
(4)	Mr. Kannappan became a director of the Company in January 2015. On February 17, 2015, in connection with his appointment to the Board of Directors, Mr. Kannappan received a grant consisting of a mix of restricted stock unit awards and stock options having a value of $94,697. Mr. Kannappan should have received a grant having a value of $140,000. Mr. Kannappan’s grant was short as the result of an administrative error which was discovered subsequently. In order to address the matter, on April 29, 2015, the Committee authorized an additional grant to Mr. Kannappan of 7,059 stock options having, at that time, a value of $45,309.83.
(5)	Mr. Rango became a director of the Company in April 2015, after the conclusion of fiscal 2015. Mr. Rango is thus not included in the fiscal 2015 compensation table.

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Exchange Act, the Company is providing stockholders an opportunity to cast a non-binding, advisory vote on the compensation of our NEOs (sometimes referred to as a “Say-on-Pay” vote). Accordingly, you have the opportunity to vote “For” or “Against” or to “Abstain” from voting on the following non-binding resolution at the Annual Meeting:

“Resolved, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the 2015 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in the proxy statement.”

Strong Stockholder Support

At our annual meeting of our stockholders last fiscal year, our stockholders approved the compensation of our fiscal 2014 NEOs with over a 97% approval rating. The Compensation Committee believes that the strong support from our stockholders demonstrates that our executive compensation programs are designed appropriately to reward company and stock performance with responsible and balanced incentives. The Compensation Committee is continuously working to ensure that management’s interests are aligned with our stockholders’ interest to support long-term value creation.

In deciding how to vote on this proposal, you are encouraged to read the “Compensation Discussion and Analysis,” the accompanying compensation tables and the related narrative disclosure. As described in detail in the “Compensation Discussion and Analysis,” our compensation programs are designed to reward, motivate, attract and retain top talent by rewarding performance based upon achievement of pre-approved annual goals and objectives. A portion of each NEO’s compensation is contingent upon overall corporate performance as well as specific performance metrics particular to each NEO’s position and consistent with the NEO’s role on the management team. We believe that our compensation programs align the interests of our NEOs with that of our stockholders and provide motivation for high performance levels from our NEOs.

Vote Required

Approval, on a non-binding, advisory basis, of the compensation of our NEOs, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, requires the affirmative vote of the majority of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions and broker non-votes will be counted towards a quorum. Abstentions will have the same effect as an “Against” vote for purposes of determining whether this matter has been approved. Broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

While your vote on this proposal is advisory and will not be binding on the Board of Directors, the Compensation Committee, the Company, and the Board of Directors value the opinions of the stockholders on executive compensation matters and will take into consideration the outcome of the vote when making future executive compensation decisions, to the extent they can determine the cause or causes of any significant negative voting results. Unless the Board of Directors modifies its determination on the frequency of future Say-On-Pay advisory votes, the next Say-On-Pay advisory vote will be held at the fiscal 2016 annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3

APPROVAL OF AMENDMENT AND RESTATEMENT TO THE COMPANY’S 2004 EQUITY PLAN

Material Changes to 2004 Plan

Stockholders are being asked to approve an amendment and restatement to the Company’s 2004 Equity Plan (the “2004 Plan”) to increase the aggregate number of shares of common stock reserved for issuance thereunder from 41,800,000 shares to 46,300,000 shares (an increase of 4,500,000 shares provided), however, that the aggregate number of common shares available for issuance under the 2004 Plan is reduced by 1.74 shares for each common share delivered in settlement of any full value award, which are awards other than stock options and stock appreciation rights, granted under the 2004 Plan on or after September 23, 2010. Additionally, stockholders are being asked to approve an amendment and restatement of the 2004 Plan to: (i) increase the maximum amount of cash payable to any participant in any calendar year pursuant to a cash-based award under the 2004 Plan to $5,000,000; (ii) increase the maximum number of shares which may be subject to equity awards granted under the 2004 Plan to any individual in any fiscal year to 3,000,000 shares of common stock; (iii) remove the ability to provide for stock reload provisions in awards; (vi) establish a $500,000 maximum limit on the sum of combined cash and equity compensation that a non-employee member of the Board of Directors may receive as compensation for his or her services on the Board in any fiscal year (subject to limited exceptions in extraordinary circumstances); and (v) no longer allow non-employee consultants to be eligible as participants in the 2004 Plan.

On July 24, 2015, the Board of Directors of the Company approved the proposed amendment and restatement to the 2004 Plan, as described above, to be effective upon stockholder approval of this proposal. Our Board of Directors is also requesting this vote by the stockholders to approve the 2004 Plan to satisfy the shareholder approval requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and the material terms of the performance goals for awards that may be granted under the 2004 Plan as required under Section 162(m) of the Code, in order to satisfy the stockholder approval requirements of Section 162(m) of the Code.

Upon stockholder approval of the amended and restated 2004 Plan, it will become effective and will supersede in its entirety the current 2004 Plan. If the stockholders do not approve the amended and restated 2004 Plan, it will not become effective, the current 2004 Plan will continue in effect, and we may continue to grant awards under the current 2004 Plan, subject to its terms, conditions and limitations.

Below is a summary of the principal provisions of the 2004 Plan assuming approval of the above amendment and restatement, which summary is qualified in its entirety by reference to the full text of the 2004 Plan, as attached hereto as Appendix A.

2004 Equity Plan History

In July, 2004 the Board of Directors adopted the 2004 Plan and, on September 16, 2004, it was approved by the stockholders of the Company. 2,500,000 shares of common stock were originally reserved for issuance under the 2004 Plan, of which no more than 1,000,000 shares were eligible for grant as full value awards. In June 2005, the Board of Directors approved an amendment to the 2004 Plan to increase the number of shares reserved for issuance thereunder to 19,500,000 in connection with the Company’s merger with Integrated Circuit Systems, Inc., and on September 14, 2005, the amendment was approved by the stockholders of the Company. In July 2006, the Board of Directors approved an amendment to the 2004 Plan to increase the number of shares reserved for issuance thereunder to 24,500,000 of which no more than 2,000,000 shares were eligible for grant as full value awards, and on September 14, 2006, the amendment was approved by the stockholders of the Company. In July 2008, the Board of Directors approved an amendment to the 2004 Plan to increase the number of shares reserved for issuance thereunder to 28,500,000 of which no more than 4,000,000 shares were eligible for grant as full value awards, and on September 12, 2008, the amendment was approved by the stockholders of the Company. On July 21, 2010, the Board of Directors approved an amendment and restatement to the 2004 Plan to increase the number of shares reserved for issuance thereunder to 36,800,000 and remove the full value award grant limitation, and on September 23, 2010, the amendment and restatement was approved by the stockholders of the Company. On July 23, 2013, the Board of Directors approved an amendment and restatement to the 2004 Plan to increase the number of shares reserved for issuance thereunder to 41,800,000 and extend the term of the 2004 Plan to July 21, 2023 and on September 17, 2013, the amendment and restatement was approved by the stockholders of the Company. A maximum of 8,456,813 shares were available for issuance as of July 24, 2015 pursuant to the 2004 Plan. Assuming approval of the proposed amendment, a maximum of 12,956,813 would be available for issuance as of the Annual Meeting date pursuant to the 2004 Plan.

Summary of the 2004 Plan

Purpose of the 2004 Plan

The purpose of the 2004 Plan is to provide additional incentive for directors and employees to further the growth, development and financial success of the Company and its subsidiaries by personally benefiting through the ownership of the Company’s common stock or other rights which recognize such growth, development and financial success. The Board of Directors also believes that the 2004 Plan will enable the Company to obtain and retain the services of directors and employees who are considered essential to the Company’s long-range success by offering them an opportunity to own stock and other rights that reflect the Company’s financial success.

Securities Subject to the 2004 Plan

If the amendment and restatement to the 2004 Plan is approved, the aggregate number of common shares reserved for issuance pursuant to options, restricted stock awards, stock appreciation rights (“SARs”), performance share awards, performance stock unit awards, restricted stock unit awards, performance-based awards and other stock-based awards will be equal to 46,300,000; provided, however, that the aggregate number of common shares available for issuance under the 2004 Plan are reduced by 1.74 shares for each common share delivered in settlement of any full value award granted on or after September 23, 2010.

Generally, common shares subject to an award under the 2004 Plan that terminates, expires or lapses for any reason are made available for issuance again under the 2004 Plan, except that each share subject to a full value award granted on or after September 23, 2010 that terminates, expires or lapses for any reason increases the number of shares that can be issued under the 2004 Plan, by 1.74 shares. Common shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award and common shares that were subject to a stock-settled SAR that are not issued upon exercise of the SAR will not be available for issuance again under the 2004 Plan. The payment of dividend equivalents in cash in conjunction with outstanding awards will not be counted against the shares available for issuance under the 2004 Plan.

The closing share price for the Company’s common stock on the Nasdaq Global Market on the last trading day prior to July 24, 2015 was $19.91. The Board of Directors or a committee of the Board of Directors appointed to administer the 2004 Plan has the authority in its discretion to appropriately adjust: (1) the number and kind of shares of common stock (or other securities or property) with respect to which awards may be granted or awarded under the 2004 Plan; (2) the number and kind of shares of common stock (or other securities or property) subject to outstanding awards under the 2004 Plan; and (3) the grant or exercise price with respect to any award; if there is any stock dividend, stock split, recapitalization, or other subdivision, combination or reclassification of shares of common stock. The Compensation Committee of the Board of Directors will be the administrator of the 2004 Plan unless the Board of Directors assumes authority for administration.

Shares subject to expired or canceled options or surrendered or repurchased shares of restricted stock will be available for future grant or sale under the 2004 Plan, except as set forth above. However, no shares may be optioned, granted, or awarded under the 2004 Plan if such action would cause an “incentive stock option” to fail to qualify as an “incentive stock option” under Section 422 of the Code.

Awards Under the 2004 Plan

The 2004 Plan provides that the administrator may grant or issue stock options, restricted stock, stock appreciation rights, performance share awards, performance stock unit awards, restricted stock units, performance-based awards and other stock-based awards or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

Nonqualified Stock Options (“NQSOs”) will provide for the right to purchase common shares of the Company at a specified price which may not be less than fair market value on the date of grant, and usually will become exercisable (in the discretion of the administrator) in one or more installments after the grant date, subject to the satisfaction of individual or company performance criteria established by the administrator. The administrator shall determine the times at which NQSOs may be exercised; provided that the term of any NQSO granted under the 2004 Plan shall not exceed ten years.

Incentive Stock Options (“ISOs”) will be designed to comply with the applicable provisions of the Code and will be subject to certain restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price not less than the fair market value of the Company’s common stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee’s termination of employment, and generally must be exercised within ten years after the date of grant. ISOs may be subsequently modified and such modification may disqualify them from treatment as ISOs. The total fair market value of shares with respect to which an ISO is first exercisable by an optionee during any calendar year cannot exceed $100,000. To the extent this limit is exceeded, the options granted in excess of $100,000 are NQSOs. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all of the Company’s classes of stock (a “10% Owner”) the 2004 Plan provides that the exercise price must be at least 110% of the fair market value of a common share on the date of grant and the ISO must expire no later than the fifth anniversary of the date of its grant.

Restricted stock may be sold to participants at various prices or granted with no purchase price, and may be made subject to such restrictions as may be determined by the administrator. Restricted stock, typically, may be repurchased by the Company at the original purchase price if the conditions or restrictions of the sale or grant are not met. In general, restricted stock may not be sold, or otherwise hypothecated or transferred except to certain permitted transferees as set forth in the 2004 Plan, until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will receive dividends, if any, prior to the time when the restrictions lapse, subject to such restrictions as the administrator may impose.

Stock appreciation rights may be granted in connection with stock options, or separately. SARs granted by the administrator in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of the Company’s common stock over the exercise price of the related option or other awards. The exercise price of each SAR shall not be less than 100% of the fair market value of the underlying common stock on the date of grant, and other terms, conditions and restrictions may be imposed by the administrator in the SAR agreements. The administrator may elect to pay SARs in cash, in shares of common stock, or in a combination of both. The 2004 Plan also permits the administrator to cause outstanding options to be converted into SARs that are exercisable for the same number shares of stock as the substituted option would have been exercisable for (and shall also have the same exercise price and remaining term as the substituted option).

Performance awards (i.e. either performance share or performance bonus awards) may be granted by the administrator to employees based upon, among other things, the contributions, responsibilities, and other compensation of the particular employee. Generally, these awards will be based on specific performance criteria and may be paid in cash or in shares of common stock, or in a combination of both. Performance awards to employees may also include bonuses granted by the administrator, which may be payable in cash or in shares of common stock, or in a combination of both.

Restricted stock units and performance stock units may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based on performance criteria established by the administrator. Upon vesting, the Company will transfer to the holder one unrestricted, fully transferable share of common stock for each restricted stock unit or performance stock unit vested and not previously forfeited.

Other stock-based awards may be authorized by the administrator in the form of common stock or an option or other right to purchase common stock and may, without limitation, be linked to the achievement of specific performance criteria.

The administrator may designate employees as participants whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code. The administrator may grant to such persons restricted stock, SARs, performance awards, restricted stock units, performance stock unit awards and other stock-based awards that are paid, vest or become exercisable upon the attainment of company performance criteria which are related to one or more of the following performance goals as applicable to the Company or any subsidiary, division or operating unit:

•	net earnings (either before or after interest, taxes, depreciation and amortization);

•	economic value-added (as determined by the Compensation Committee);

•	sales or revenue;

•	net income (either before or after taxes);

•	operating earnings;

•	cash flow (including, but not limited to, operating cash flow and free cash flow);

•	cash flow return on capital;

•	return on net assets;

•	return on stockholders’ equity;

•	return on assets;

•	return on capital;

•	stockholder returns;

•	return on sales;

•	gross or net profit margin;

•	productivity;

•	expense;

•	margins;

•	operating efficiency;

•	customer satisfaction;

•	working capital;

•	earnings per share;

•	price per share of stock; and

•	market share.

The administrator, in its sole discretion, may provide that one or more objectively determinable adjustments shall be made to one or more of the performance goals, including: (i) items related to a change in applicable accounting standards; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the sale or disposition of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; (xix) items attributable to expenses incurred in connection with a reduction in force or early retirement initiative; or (xx) items relating to any other unusual or nonrecurring events or changes in applicable law, applicable accounting standards or business conditions. For all awards intended to qualify as “qualified performance-based compensation”, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

The maximum number of shares which may be subject to equity awards granted under the 2004 Plan to any individual in any fiscal year may not exceed 3,000,000 shares of common stock. The maximum amount of cash payable to any participant in any calendar year pursuant to a cash-based award under the 2004 Plan is $5,000,000.

Grant and Terms of Awards

Employees

The administrator shall have the authority under the 2004 Plan to determine: (1) which employees and directors should be granted awards; (2) the number of shares to be subject to awards granted to selected employees ; and (3) the terms and conditions of the awards, including whether option grants are ISOs or NQSOs.

The administrator may not grant an ISO under the 2004 Plan to any 10% Owner unless the stock option conforms to the applicable provisions of Section 422 of the Code. Only the Company’s employees may be granted ISOs under the 2004 Plan. Employees and directors may receive all other awards under the 2004 Plan; however, awards made to non-employee directors shall be granted as described in the paragraph below. Each award will be evidenced by a written or electronic agreement.

Independent Directors

The 2004 Plan provides for grants of awards to any director that is a non-employee director, the terms and conditions of which are to be made pursuant to a written policy adopted by the Board of Directors. The Board of Directors has adopted a policy that non-employee directors will be eligible to receive grants under the 2004 Plan. Under this policy each non-employee director will receive an initial grant mix of stock options and restricted stock unit awards for the number of shares of the Company’s common stock equivalent to $140,000 which is granted on or about the 15th day of the month following the month of such non-employee director’s first election or appointment to the Board of Directors. The policy further provides that, annually, after receipt of the initial grant, each non-employee director is granted a restricted stock unit award for the number of shares of the Company’s common stock equivalent to $120,000 in value, based on the closing price of the Company’s common stock on the trading day immediately preceding the date of grant. All annual grants for non-employee directors are made during the Company’s first open trading window subsequent to the Company’s annual meeting of stockholders. Initial option grants to non-employee directors have a term of seven (7) years and become exercisable as to 25% of the shares subject to such options on the first anniversary of their date of election or appointment, and then as to 1/36 of the remaining shares each month thereafter. Annual restricted stock unit awards vest and become exercisable on the earlier of (i) the first anniversary of the stockholder meeting date or (ii) if a director is not standing for re-election or fails to be re-elected at the next annual meeting of stockholders, then on the date of such annual meeting. The 2004 plan provides that the combined sum of any cash compensation and the value of Awards (determined as of the date of grant under Generally Accepted Accounting Principles in the United States) that may be granted under the 2004 Plan to a non-employee director as compensation for services as a director during any fiscal year of the Company may not exceed $500,000. The Board may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, such as serving on a special litigation or transactions committee of the Board, as the Compensation Committee may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation involving the non-employee director.

Pricing

The exercise or purchase price, if any, for the awards granted under the 2004 Plan will be specified in each award agreement. The exercise price for options granted under the 2004 Plan shall not be less than the fair market value for a common share subject to such option on the date the option is granted as specified in the 2004 Plan. In the case of ISOs granted to a 10% Owner, the exercise price may not be less than 110% of the fair market value of a common share subject to such option on the date the option is granted.

For purposes of the 2004 Plan, the fair market value of a common share as of a given date shall be the closing trading price for a common share as reported by Nasdaq on the trading day immediately preceding the grant date.

Term of Awards

The term of any award granted under the 2004 Plan shall be set by the Compensation Committee in its discretion; however, the term of options granted under the 2004 Plan shall not be more than 10 years from the date of grant, or if such option is granted to a 10% Owner, five years from the date of the grant. In addition, the term of SARs granted under the 2004 Plan shall not be more than 10 years from the date of grant. Generally, an award granted to an employee or director may only be exercised or purchased while such person remains the Company’s employee or director, as applicable, or for a limited period of time subsequent to the termination of employment or directorship, as applicable, subject to any limitations of Section 422 of the Code.

Vesting of Awards

For awards granted to the Company’s employees, each award agreement will contain the period during which the right to exercise or purchase the award in whole or in part vests in the participant, or the period during which forfeiture restrictions upon such award lapse. At any time after the grant of an award, the administrator may accelerate the period during which such award vests or forfeiture restrictions lapse. Notwithstanding the foregoing, full value awards made to employees will become vested over a period of not less than three years (or, if vesting is performance-based, over a period of not less than one year) following the date such award is made; provided, however, that full value awards that result in the issuance of an aggregate of up to 5% of common stock available under the 2004 Plan may be granted to any one or more participants without respect to such minimum vesting provisions. Generally, no portion of an award which is unexercisable at a participant’s termination of employment or termination of consulting relationship will subsequently become exercisable, except as may be otherwise provided by the administrator either in the agreement or by action following the grant of the award.

Exercise of Options/Purchase of Awards

An option may be exercised for any vested portion of the shares subject to the option until the option expires. Only whole common shares may be purchased. The administrator shall determine the methods by which the exercise price of an option may be paid, including, without limitation, cash; shares of stock held for such period of time as may be required by the administrator having a fair market value on the date of delivery equal to the aggregate exercise price of the option; or other property acceptable to the administrator (including allowing an optionee to place a market sell order with a broker with respect to common shares then issuable on exercise of the option, directing the broker to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the option exercise price), and the methods by which shares of stock shall be delivered to the participant.

Restricted stock and other stock-based awards may be purchased by participants at various prices or granted with no purchase price, subject to such restrictions as may be determined by the administrator.

SARs may be exercisable as determined by the administrator and may be exercised in cash or common shares, or a combination thereof, as determined by the administrator. In the event SARs are exercised using common shares, the restrictions described above for the exercise of options using common shares shall apply.

Eligibility

The Company’s employees and directors are eligible to receive awards under the 2004 Plan, but only employees are eligible to receive ISOs under the 2004 Plan. As of July 24, 2015, the Company had approximately 1,500 employees, and 11 executive officers, nine directors, eight of whom are independent directors, all of whom are eligible to participate in the 2004 Plan. The administrator determines which of the Company’s employees and directors will be granted awards, except that in the case of the granting of options and restricted stock to non-employee directors, such determinations are made by the Compensation Committee of the Board of Directors, or any successor committee thereto. No employee is entitled to participate in the 2004 Plan as a matter of right nor does any such participation constitute assurance of continued employment. Only those employees who are selected to receive grants by the administrator may participate in the 2004 Plan.

Administration of the 2004 Plan

The Compensation Committee of the Board of Directors will be the administrator of the 2004 Plan unless the Board of Directors assumes authority for administration. The Compensation Committee must consist solely of two or more non-employee directors. The administrator has the power to: (1) construe and interpret the terms of the 2004 Plan and awards granted pursuant to the 2004 Plan; (2) adopt rules for the administration, interpretation and application of the 2004 Plan that are consistent with the 2004 Plan; and (3) interpret, amend or revoke any of the newly adopted rules of the 2004 Plan.

Transferability of Awards

Awards generally may not be sold, pledged, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the holder, only by the holder or such transferees to whom they have been transferred pursuant to court order with the administrator’s consent. No award may be transferred by a participant to a third-party for consideration absent stockholder approval.

Changes in Capital Structure

Adjustments

In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of assets to the stockholders or any other change affecting the common stock, the administrator will make appropriate adjustments in the type of shares of stock subject to the 2004 Plan, the terms and conditions of any award outstanding under the 2004 Plan, and the grant or exercise price of any such award.

In the event of certain stated events in the 2004 Plan which may affect the Company, any affiliate, or the financial statements of the Company or any affiliate (including any change in control), the administrator, in its sole discretion, may (i) provide for either a termination of any award in exchange for an amount of cash or the replacement of the award with other rights; (ii) provide that any award be assumed or an equivalent option or right may be substituted by the successor corporation; or (iii) make adjustments in the number and type of common shares subject to outstanding awards and/or in the terms and conditions and the criteria included in outstanding awards which may be granted in the future.

Acceleration Upon Change in Control

In the event of a change in control, the vesting of each outstanding award shall accelerate (i.e., become exercisable immediately in full) if the successor corporation refuses to assume the awards, or to substitute substantially equivalent awards.

Amendment, Modification, and Termination of the 2004 Plan

The Board of Directors may not, without stockholder approval given before or after the Board of Director’s action, amend the 2004 Plan to (i) increase the number of shares of stock that may be issued under the 2004 Plan; (ii) allow the administrator to grant options or SARs with an exercise price below the fair market value on the date of grant; (iii) allow the administrator to extend the exercise period for an option or SAR beyond ten years from the date of grant; or (iv) materially increase benefits or change eligibility requirements.

Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no option or SAR may be amended to reduce the per share exercise price of the shares subject to such option or SAR below the per share exercise price as of the date the option or SAR is granted and, except as permitted with regard to changes in capital structure, no option or SAR may be granted in exchange for, or in connection with, the cancellation or surrender of an option, SAR or other Award having a higher per share exercise price. Further, without stockholder approval, the administrator may not offer to buy out for a payment in cash, an option or stock appreciation right previously granted.

The Board of Directors may terminate the 2004 Plan at any time. The 2004 Plan will be in effect until terminated by the Board of Directors. The 2004 Plan provides that in no event may any award be granted under the 2004 Plan after July 21, 2023. Except as indicated above, the Board of Directors may also modify the 2004 Plan from time to time.

Federal Income Tax Consequences Associated With the 2004 Plan

The following is a general summary under current law of the material federal income tax consequences to participants in the 2004 Plan and the Company. The summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality.

The summary does not discuss all aspects of income taxation that may be relevant in light of a holder’s personal investment circumstances. The summary is based on the assumption that the awards granted under the 2004 Plan will either comply with or not be subject to provisions of Section 409A of the Code, a provision governing specified deferred compensation arrangements. This summarized tax information is not tax advice.

Non-Qualified Stock Options

For federal income tax purposes, if an optionee is granted NQSOs under the 2004 Plan, the optionee will not have taxable income on the grant of the option, nor will the Company be entitled to any deduction. Generally, on exercise of NQSOs the optionee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of a common share on the date each such option is exercised. The optionee’s basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the common stock on the date the optionee exercises such option. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options

There is no taxable income to an optionee when an optionee is granted an ISO or when that option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for the optionee for purposes of the alternative minimum tax. Gain realized by the optionee on the sale of an ISO is taxable at capital gains rates, and no tax deduction is available to the Company, unless the optionee disposes of the shares (1) within two years after the date of grant of the option or (2) within one year of the date the shares were transferred to the optionee. If the common shares are sold or otherwise disposed of before the end of the two-year and one-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent the optionee must recognize ordinary income. If such a sale or disposition takes place in the year in which the optionee exercises the option, the income the optionee recognizes upon sale or disposition of the shares will not be considered income for alternative minimum tax purposes.

An ISO exercised more than three months after an optionee terminates employment, other than by reason of death or disability, will be taxed as a NQSO, and the optionee will have been deemed to have received income on the exercise taxable at ordinary income rates. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

Stock Appreciation Rights

No taxable income is generally recognized upon the receipt of a SAR, but upon exercise of the SAR the fair market value of the shares (or cash in lieu of shares) received generally will be taxable as ordinary income to the recipient in the year of such exercise. The Company generally will be entitled to a compensation deduction for the same amount which the recipient recognizes as ordinary income.

Restricted Stock, Performance Shares, Restricted Stock Units and Performance Stock Units

An employee to whom restricted stock, performance shares or restricted stock units or performance stock units are issued generally will not recognize taxable income upon such issuance and the Company generally will not then be entitled to a deduction unless, with respect to restricted stock or performance shares, an election is made by the participant under Section 83(b) of the Code. However, when restrictions on shares of such award lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income and the Company generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price. If a timely election is made under Section 83(b) with respect to such award, the participant generally will recognize ordinary income on the date of issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price therefore, and the Company will be entitled to a deduction for the same amount. With regard to restricted stock units and performance stock units, when such awards vest and stock is issued to the participant, the participant generally will recognize ordinary income and the Company generally will be entitled to a deduction for the amount equal to the fair market value of the shares at the date of issuance. A Section 83(b) election is not permitted with regard to the grant of such equity awards.

Performance Awards

A participant who has been granted a performance award generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When an award is paid, whether in cash or common shares, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

Other Stock-Based Awards

A participant who receives other stock-based awards, such as a stock payment in lieu of a cash payment that would otherwise have been made, will general recognize ordinary income and the Company generally will be entitled to a corresponding deduction at the time the award is paid.

Section 162(m) of the Code

In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for specified executive officers exceeds $1,000,000 (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation” as provided for by the Code and established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options and SARs may qualify as “performance-based compensation” if the awards are made by a qualifying compensation committee, the underlying plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Performance or incentive awards granted under the 2004 Plan may qualify as “qualified performance-based compensation” for purposes of Section 162(m) if such awards are granted or vest upon the pre-established objective performance goals described above.

The 2004 Plan is intended to be designed to meet the requirements of Section 162(m); however, awards granted under the 2004 Plan will only be treated as qualified performance-based compensation under Section 162(m) if the awards and the procedures associated with them comply with all requirements of Section 162(m). There can be no assurance that compensation attributable to awards granted under the 2004 Plan will be treated as qualified performance-based compensation under Section 162(m) and thus be deductible to us.

In calculating our stock burn rate, we use the methodology specified by Institutional Shareholder Services Inc. (ISS). Under this methodology, based on our stock price volatility for fiscal year 2013, fiscal 2014, and fiscal 2015, we count each full-value share twice in our calculations of stock burn rates for each of these three fiscal years. The gross stock burn rate is determined by dividing the sum of all options granted during the fiscal year plus two times all RSUs granted during the fiscal year plus two times any performance units earned during the fiscal year by the weighted average shares outstanding during the fiscal year. During fiscal 2015, gross options issued totaled 410,695, gross RSUs issued totaled 2,001,102 and 398,008 performance units were earned. The weighted average shares outstanding as of March 29, 2015 was 148,714,000, resulting in a gross stock burn rate of 3.50%.

Our gross burn rate was 4.52% in fiscal 2013, 4.14% in fiscal 2014, and 3.50% in fiscal 2015.

We have no program, plan, or practice to coordinate equity grants with the release of material information. The Committee does not have a current policy to accelerate or delay equity grants in response to material information, nor do we delay the release of information due to plans for making equity grants.

Historical Grants Table

The following table provides information with respect to awards granted under the 2004 Plan to our named executive officers, director nominees and employees as of July 22, 2015. As stated above, it is not possible to determine the amounts of awards that will be granted in the future to participants under the 2004 Plan.

Name and Position	Number of Shares Underlying Option Grant	Number of Shares Underlying Restricted Stock Unit Grants	Number of Shares Underlying Performance Unit Grants
Gregory L. Waters	465,968	144,117	375,661
Brian C. White.	289,176	72,731	64,320
Sailesh Chittipeddi, Ph.D.	78,164	40,714	58,375
Sean Fan	458,304	40,537	89,294
Arman Naghavi	658,881	67,664	107,415
All Current Executive Officers as a Group	3,016,631	592,350	975,334
All Directors Who Are Not Executive Officers as a Group	309,742	260,205	0
John Schofield	54,000	49,977	0
Umesh Padval	34,000	45,977	0
Gordon Parnell	74,000	47,977	0
Donald Schrock	34,000	40,977	0
Ron Smith, Ph.D.	54,000	49,977	0
Norman Taffe	40,000	18,725	0
Ken Kannappan	10,464	3,405	0
Robert Rango	9,278	3,190	0
All Employees Who Are Not Executive Officers as a Group	38,680,036	11,906,326	1,053,081

Vote Required

Approval of the amendment and restatement to the 2004 Plan requires the affirmative vote of the majority of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT AND

RESTATEMENT TO THE 2004 PLAN.

PROPOSAL NO. 4

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 3, 2016, and the stockholders are being asked to ratify such selection. Stockholder ratification of the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as good corporate practice. In the event the stockholders fail to ratify the appointment, the Audit Committee and the Board of Directors will consider the vote of the stockholders in making a decision whether to select another independent registered public accounting firm for the subsequent fiscal year. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent registered public accounting firm at any time if they determine that such a change would be in the best interests of the Company and its stockholders.

PricewaterhouseCoopers LLP has been engaged as the Company’s independent registered public accounting firm since 1993. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Fees Billed to Company

The aggregate fees incurred by the Company with PricewaterhouseCoopers LLP for the annual audit and other services for the fiscal years ended March 29, 2015, and March 30, 2014, were as follows:

	Fiscal Year 2015	Fiscal Year 2014
Audit fees(1)	$1,191,362	$1,170,397
Audit–related fees		6,000
Tax fees(2)	11,000	13,046
All other fees(3)	1,800	4,941

Total fees	$1,204,162	$1,194,384

(1)	Represents audit and accounting advisory services for the Company’s annual financial statements included in the Company’s Annual Reports on Form 10-K, for reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, for the audit of the Company’s internal control over financial reporting, as well as for statutory audit services which amounted to $103,000 and $94,000 in the fiscal years ended March 29, 2015 and March 30, 2014, respectively.
(2)	Consists of tax filing and tax-related compliance and other advisory services
(3)	Consists primarily of consulting services including access to PricewaterhouseCoopers LLP accounting information databases.

In accordance with the Audit Committee charter, the Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, including the estimated fees and other terms of any such engagement. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may elect to delegate pre-approval authority to one or more designated committee members in accordance with its charter. The Audit Committee considers whether such audit or non-audit services are consistent with the SEC’s rules on auditor independence.

The Audit Committee approved the engagement of PricewaterhouseCoopers LLP pursuant to established pre-approval policies and procedures. The Audit Committee has determined the rendering of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the auditor’s independence. The Audit Committee pre-approved all of the fees set forth in the table above for the fiscal years ended March 29, 2015 and March 30, 2014, respectively.

Vote Required

Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm requires the affirmative vote of the majority of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions and broker non-votes will be counted towards a quorum. Abstentions will have the same effect as an “Against” vote for purposes of determining whether this matter has been approved. As this proposal is considered a routine matter, there will be no broker non-votes with respect to this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of June 30, 2015 (or as otherwise noted below), with respect to the beneficial ownership of the Company’s common stock by: (a) each stockholder known by the Company to be the beneficial owner of more than five percent of the Company’s common stock; (b) each director and nominee; (c) each Named Executive Officer (as set forth below); and (d) all executive officers and directors as a group. As of June 30, 2015, the Company had 148,459,799 shares of common stock outstanding.

SECURITY OWNERSHIP

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Percentage of Beneficial Ownership(1)
5% Stockholders:
BlackRock Inc.(2) 40 East 52nd Street New York, NY 10022	11,555,538	7.8%

The Vanguard Group(3) 100 Vanguard Boulevard Malvern, PA 19355	9,271,688	6.2%

Non-Employee Directors:
John Schofield(4)	21,941	*
Ken Kannappan(5)	2,000	*
Umesh Padval(6)	29,193	*
Gordon Parnell(7)	88,793	*
Robert Rango(8)		*
Donald Schrock(9)	108,193	*
Ron Smith, Ph.D.(10)	93,842	*
Norman Taffe(11)	22,774	*

Named Executive Officers:
Gregory L. Waters(12)	256,984	*
Brian C. White(13)	45,341	*
Sailesh Chittipeddi, Ph.D.(14)	3,125	*
Sean Fan(15)	117,659	*
Arman Naghavi(16)	588,414	*
All Executive Officers and Directors as a Group (19 persons)(17)	1,854,502	1.25%

*	Represents less than 1% of the issued and outstanding shares.
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants which are currently exercisable, or will become exercisable within 60 days of June 30, 2015, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to the community property laws where applicable, to the Company’s knowledge the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address for each person is the Company’s address at 6024 Silver Creek Valley Road, San Jose, CA 95138.
(2)	Based solely on a Schedule 13G/A filed with the SEC on January 26, 2015 by BlackRock, Inc.
(3)	Based solely on a Schedule 13G/A filed with the SEC on February 10, 2015 by The Vanguard Group.
(4)	Represents 21,941 shares beneficially owned by Mr. Schofield and 0 shares subject to options exercisable within 60 days of June 30, 2015.

(5)	Represents 2,000 shares beneficially owned by Mr. Kannappan and 0 shares subject to options exercisable within 60 days of June 30, 2015.
(6)	Represents 29,193 shares beneficially owned by Mr. Padval and 0 shares subject to options exercisable within 60 days of June 30, 2015.
(7)	Represents 52,293 shares beneficially owned by Mr. Parnell and 36,500 shares subject to options exercisable within 60 days of June 30, 2015.
(8)	Represents 0 shares beneficially owned by Mr. Rango and 0 shares subject to options exercisable within 60 days of June 30, 2015.
(9)	Represents 34,193 shares beneficially owned by Mr. Schrock and 74,000 shares subject to options exercisable within 60 days of June 30, 2015.
(10)	Represents 49,842 shares beneficially owned by Dr. Smith and 44,000 shares subject to options exercisable within 60 days of June 30, 2015.
(11)	Represents 11,941 shares beneficially owned by Mr. Taffe and 10,833 shares subject to options exercisable within 60 days of June 30, 2015.
(12)	Includes 118,443 shares beneficially owned by Mr. Waters and 138,541 shares subject to options exercisable within 60 days of June 30, 2015.
(13)	Includes 0 shares beneficially owned by Mr. White and 45,341 shares subject to options exercisable within 60 days of June 30, 2015.
(14)	Includes 0 shares beneficially owned by Dr. Chittipeddi and 3,125 shares subject to options exercisable within 60 days of June 30, 2015.
(15)	Includes 24,013 shares beneficially owned by Mr. Fan and 93,646 shares subject to options exercisable within 60 days of June 30, 2015.
(16)	Includes 84,649 shares beneficially owned by Mr. Naghavi and 503,765 shares subject to options exercisable within 60 days of June 30, 2015.
(17)	Includes 464,347 shares beneficially owned and 1,390,155 shares subject to options exercisable within 60 days of June 30, 2015.

Stock Ownership Guidelines

The Company maintains a policy establishing the following mandatory stock ownership guidelines for its Chief Executive Officer, Chief Financial Officer, and member of its Board of Directors, as follows:

Chief Executive Officer	Value equal to 3.0 times annual base salary
Chief Financial Officer	Value equal to 0.5 times annual base salary
Board of Directors	Value equal to 3.0 times annual cash retainer

The foregoing mandatory ownership amounts are to be achieved no later than five years after commencement of service in the designated position, or in the case of board members serving as of October 19, 2007, then five years from that date. The purpose of the mandatory stock ownership guidelines is to give our top executives and board members a vested interest in the long term success of the Company.

EXECUTIVE OFFICERS

Our executive officers and their respective ages as of June 30, 2015 are as follows

Name	Age	Position
Gregory L. Waters	54	President and Chief Executive Officer
Brian C. White	50	Vice President, Chief Financial Officer
Matthew D. Brandalise	50	Vice President, General Counsel and Corporate Secretary
Sailesh Chittipeddi, Ph.D.	52	Vice President of Global Operations and Chief Technical Officer
Sean Fan	49	Vice President and General Manager, Interface Connectivity Division
Louise Gaulin	49	Vice President and General Manager, Network Communications Division
Anja Hamilton	44	Vice President, Global Human Resources
Mario Montana	53	Vice President, Chief Sales Officer
Arman Naghavi	52	Vice President of Analog Power Technology
Graham Robertson	47	Vice President, Corporate Marketing
Dave Shepard	54	Vice President and General Manager, Timing and RF Division

Mr. Waters joined the Company as President and Chief Executive Officer in January 2014 and was appointed to the Board of Directors at the same time. Prior to joining IDT, Mr. Waters served as Senior Vice President and General Manager, Front-End Solutions at Skyworks Solutions, Inc., a semiconductor company, from 2006 until December 2012. From 2003 to 2006, he served in various positions at Skyworks, including Executive Vice President beginning in 2005, Vice President and General Manager, Cellular Systems beginning in 2004 and Vice President, Linear Products beginning in 2003. From 2001 until 2003, Mr. Waters served as Senior Vice President of Strategy and Business Development at Agere Systems Inc. and, beginning in 1998, held positions at Agere as Vice President of the Wireless Communications business and Vice President of the Broadband Communications business. Prior to working at Agere, Mr. Waters held a variety of senior management positions at Texas Instruments Inc., including Director of Network Access Products and Director of North American Sales. Mr. Waters holds a B.S. of Engineering from the University of Vermont and an M.S. in Computer Science from Northeastern University.

Mr. White was promoted to the position of Vice President and Chief Financial Officer in September 2013. Mr. White joined the Company as Vice President, Finance in February 2007 and became Vice President, Finance and Treasurer of the Company in April 2009. From June 2008 to October 2008, he served as the Company’s interim CFO. Prior to joining the Company, Mr. White held management positions with Nvidia, Hitachi GST and IBM. He started his career in public accounting with Deloitte & Touche and Arthur Andersen. Mr. White has over 25 years of professional experience in finance, accounting, business line management, strategy and business development. Mr. White is a CPA and holds an M.B.A. from the University of Notre Dame.

Mr. Brandalise joined IDT in May 2000 and became Vice President, General Counsel, and Corporate Secretary in October 2012. Prior to his current role, Mr. Brandalise served as Senior Director and Director in IDT’s Legal Department. Mr. Brandalise has also held corporate counsel and senior corporate counsel positions in the IDT Legal Department. Mr. Brandalise joined IDT with 8 years of law firm experience in the areas of commercial litigation and commercial transactions. Mr. Brandalise holds a B.A. in Political Science from the University of California at Santa Barbara, and a J.D. from Santa Clara University School of Law.

Dr. Chittipeddi joined IDT as Vice President of Global Operations and Chief Technical Officer in March 2014. Prior to joining IDT, Dr. Chittipeddi served as President, Chief Executive Officer and a director of Conexant Systems, Inc. (“Conexant”), a semiconductor company, from April 2011 until July 2013 through its emergence from Chapter 11 reorganization. Prior to that, since 2006 he served in various positions at Conexant, including Chief Operating Officer and Chief Technology Officer. From 2001 until 2006, Dr. Chittipeddi served as Head of Foundry Operations and additionally managed the joint venture Silicon Manufacturing Partners between Agere Systems (now Avago Technologies) and Chartered Semiconductor (now Global Foundries). Prior to that, he served in a variety of positions at AT&T, SEMATECH and Lucent Technologies. Dr. Chittipeddi holds an M.B.A. from the University of Texas at Austin and an M.S. and a Ph.D. in Physics from the Ohio State University.

Mr. Fan joined IDT in 1999 and became Vice President and General Manager, Interface Connectivity Division in August 2013. Prior to his current position, Mr. Fan held various management roles at IDT, including Vice President IDT China, Vice President and General Manager of the Memory Interface Division, General Manager of Standard Product Operations, and Senior Director of Silicon Timing Solutions. Prior to joining IDT, Mr. Fan served in various engineering and management roles with Lucent Microelectronics, Mitel Semiconductor, and the National Lab of Telecom Research in China. Mr. Fan holds a Master of Science degree in Computer Engineering from the University of Cincinnati, and a B.S. degree in Computer and Telecommunications from Beijing University of Posts and Telecommunications.

Ms. Gaulin joined IDT as a Senior Director of Timing and Synchronization in November 2011 and became Vice President and General Manager of Network Communications in April 2014. Prior to joining IDT, Ms. Gaulin was Vice President of Timing Marketing and Product Management at Zarlink Semiconductor. Prior to Zarlink, Ms. Gaulin held various engineering and management roles at Mitel Semiconductor. Ms Gaulin has 20 years experience in the Communications Semiconductor market and she holds a Bachelor of Applied Science in Electrical Engineering from the University of Ottawa.

Ms. Hamilton joined IDT in February 2011, and in October 2012 became our VP, Global Human Resources. Prior to joining IDT Ms. Hamilton was the Director of Global Compensation and HRIS at Atmel from August 2008 through January 2011. Prior to Atmel, Ms. Hamilton held various HR management positions at eBay and Electronic Arts. Ms. Hamilton has over 23 years of business management experience, with over 17 of those in human resources. Ms. Hamilton received her degree in business administration at the College of Applied Sciences in Augsburg, Germany, and holds several certifications in Human Resource Management.

Mr. Montana joined IDT in 1997 and became Vice President, Chief Sales Officer in August 2013. Prior to his current role, Mr. Montana was various management positions with IDT including Vice President, General Manager, Enterprise Computing Division (formerly Serial Switching Division), Director, IDT Serial-Switching Division, Director, IDT Strategic Marketing Group, and Product Line Director, IDT Telecommunications, FIFO, Logic and Timing groups, respectively. Mr. Montana holds a B.S.E.E. from the University of Waterloo, and a MBA from Santa Clara University.

Mr. Naghavi joined IDT in 2009, was appointed to the position of Vice President and General Manager of the Analog Power Division in 2010. Mr. Naghavi currently serves as Vice President of Analog Power Technology. Prior to joining IDT Mr. Naghavi served as Vice President and General Manager of the Analog, Mixed-signal, and Power Division at Freescale Semiconductor. Prior to Freescale, Mr. Naghavi held various engineering and management positions at Intersil Corporation and Analog Devices, Inc., both semiconductor companies.

Mr. Robertson joined IDT in March 2010 as Vice President, Corporate Marketing. Prior to joining IDT, Mr. Robertson served as Vice President of Global Marketing and Corporate Communications at International Rectifier. Prior to International Rectifier, Mr. Robertson held sales and marketing communications positions at Future Electronics, and other senior marketing positions within various marketing and promotion solutions organizations in Europe. Mr. Robertson earned his Master of Business Administration degree from Edinburgh’s Heriot Watt University and a Master of Science degree in Marketing from the University of Glamorgan South Wales, United Kingdom. He is currently completing his Doctorate degree in Business from Heriot Watt University.

Mr. Shepard joined IDT as Vice President and General Manager, Timing and RF Division, in May 2014. Prior to joining IDT, Mr. Shepard served as Vice President and General Manager, High Performance Solutions at Peregrine Semiconductor Corp. from 2010 to 2014. From 2003 to 2009, Mr. Shepard served as President and Chief Executive Officer of Sequoia Communications, Inc., a cellular RF transceiver startup. Prior to 2003, Mr. Shepard held a variety of senior management positions at Texas Instruments Inc., including General Manager of the Wireless Infrastructure Business. Mr. Shepard holds a B.A. in Physics from Lawrence University and a M.S. in Electrical Engineering from the University of Wisconsin—Madison.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our compensation philosophy and programs, compensation decisions made under those programs and factors considered in making these decisions for our current named executive officers who, for fiscal 2015, were:

Gregory L. Waters	President and Chief Executive Officer
Brian C. White	Vice President and Chief Financial Officer
Sailesh Chittipeddi, Ph.D.	Vice President of Global Operations and Chief Technology Officer
Sean Fan	Vice President and General Manager, Interface and Connectivity Division
Arman Naghavi	Vice President of Analog Power Technology

As noted above, we refer to each of the above named executive officers collectively in this Compensation Discussion and Analysis as the “NEOs,” and to the Compensation Committee of the Board of Directors as the “Committee.”

This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each compensation component that we provide our executives officers, including the NEOs. In addition, we explain how and why the Committee arrived at the specific compensation actions and decisions involving our executive officers during fiscal 2015.

We feel that in order to fully understand our executive compensation programs, it is important to understand:

•	Our business, our industry and our financial performance

•	Our executive compensation structure, philosophy and objectives

Our Business, Our Industry and Our Financial Performance

We develop a broad range of low-power, high performance mixed signal-semiconductor solutions that optimize our customers’ applications in key markets. In addition to our market-leading timing products, we offer semiconductors targeting communications infrastructure—both wired and wireless—high-performance computing and power management. These products are used for next-generation development in areas such as 4G infrastructure, network communications, cloud datacenters and power management for computing and mobile devices.

The semiconductor industry has been highly competitive and is subject to rapid technological advances, business cycles historically characterized by rapid changes in demand and evolving industry standards.

Our top talent and technology, paired with an innovative product-development philosophy, allows us to solve complex customer problems when designing communications, computing and consumer applications. Through system-level analog and digital innovation, we consistently deliver extraordinary value to our customers. We compete with product offerings from numerous companies, many of which are those identified in our peer group which will be discussed in more detail under Compensation Philosophy and Objectives.

We closed fiscal 2015 with strong results across the board. These results were underpinned by the strength and market share gains across all our end markets. Against this backdrop, we delivered record financial performance, highlights from fiscal 2015 include:

•	Revenue grew every quarter on a year-over-year basis and 18 percent in total;

•	Non-GAAP operating margin for the fiscal year was at 25.4 percent; a reconciliation of our GAAP to non-GAAP operating margin is provided in Plan Funding of the Performance Bonus

•	Free cash flow as a percent of revenue reached 27 percent; a reconciliation of free cash flow is provided below

•	EPS was up 86 percent year-over-year at $0.92;

•	We achieved key new design wins in each of our primary businesses

Calculation of free cash flow as a percent of revenue:

Fiscal year ended March 29, 2015 (in million $)
Net cash provided by operating activities	171.8
Less cash used for capital expenditures	17.8

Free cash flow	154.0

Total revenue from continuing operations	572.9

Free cash flow as percent of total revenue	27%

Our compensation programs are structured, and seek to address, our competitive position and performance within the highly cyclical and competitive global semiconductor industry.

Executive Compensation Structure

As noted above, we design, develop, manufacture, and market a broad range of low-power, high-performance mixed signal semiconductor solutions for the advanced communications, computing, and consumer industries. To compete in this dynamic industry, our executive compensation programs are designed to provide competitive compensation opportunities that reward, motivate, attract, and retain superior talent, to create a direct relationship between executive compensation and performance and to create proper incentives to enhance the value of the Company and reward superior performance.

Our executive compensation programs are designed to reflect our pay for performance philosophy by rewarding superior performance based upon the actual achievement of annual goals and objectives established by the Committee at the beginning of each fiscal year. These programs link the priorities and performance metrics of the executives to the attainment and furtherance of long-term business strategies, and with the interest of stockholders.

A significant portion of the compensation payable to the executives is tied directly to the Company’s financial performance, and accordingly, the compensation package for executives is designed to fluctuate with the financial performance of the Company as a whole. We have found that this approach, which emphasizes the creation of sustainable long-term stockholder value, ensures that our executives are rewarded for their efforts only to the extent that they have produced profitable operating results.

Our executive compensation program is designed to further these principles in the following ways:

•	Base salaries, which comprise only a modest portion of each executive’s compensation package, generally target the median of the competitive market for similarly situated companies;

•

A significant portion of each executive’s compensation package is comprised of short-term cash incentive compensation in the form of a performance bonus, which is based on our ability to attain revenue and profitability goals reflected in our annual operating plan and our executive officers’ contributions toward that achievement; and

•	A substantial portion of each executive officer’s compensation package is comprised of long-term incentive compensation; in fiscal 2015 this was delivered in the form of:

•	Stock options, the value of which are directly linked to the performance, valuation, and appreciation of the Company’s common stock

•	Performance stock units (“PSUs”), the value of which is linked to relative total shareholder return.

The table below illustrates the result of each of our compensation components for our NEOs in fiscal 2015. The Committee continues to focus on variable compensation elements in order to enhance shareholder value creation.

Pay Component		Purpose	Pay for Performance	Market Position at Target Performance	Metric	Payment based on Individual or Company Performance

Base Salary		Annual fixed salary provides competitive pay to attract and retain experienced and successful executives.	Adjustments to base salary consider individual performance, contributions to the business, competitive practices and internal comparisons.	Generally market median	Individual Performance	Individual

Annual Incentive Cash		Annual variable cash compensation encourages and rewards execution to our annual performance objectives. Engages executives in team work to achieve a common goal.	Payout depends on the achievement of our company-wide annual performance objectives. No payout for underperformance.	Generally market median	Company Revenue Non-GAAP Company Operating Margin	Company

Equity Awards	RSUs (25%)	Long-term variable compensation, maintains retention value during periods of market volatility.	Retain executives and aligns them with stockholders’ interests.	Generally market median	Stock Price Value	Company
	Stock Options (25%)	Long term variable compensation encourages and rewards long-term stockholder value, employment retention and company stock ownership.	Potential value gain through stock appreciation motivates our executives to increase stock holder value.		Stock Price Appreciation	Company
	PSUs (50%)	Long term variable compensation, encourages superior stock performance versus other potential similar investments.	The potential number of shares earned is dependent on relative total stockholder value compared to the Philadelphia Semiconductor Index (XSOX).		Relative Total Shareholder Return (XSOX)	Company

As outlined in the table above, our compensation program has three primary elements: base salary, annual cash incentive and equity awards; which are made up of RSUs, stock options and PSUs. Consistent with our pay for performance philosophy, our executives’ targeted pay mix is heavily weighted toward variable, performance-based pay which aligns a large portion of equity compensation to performance of the long term objectives of the Company. The chart below illustrates the targeted mix of compensation for our NEOs (which includes base salary, short-term annual incentive cash and equity awards). As seen in the illustration below, for fiscal 2015, 86% of CEO target compensation was at risk and 59% of the other NEO pay was at risk.

(1)	Fiscal 2015 CEO Targeted Compensation Mix reflects Mr. Waters’ annualized base salary, annual target bonus opportunity and equity awards; granted in fiscal 2015. Mr. Waters’ received a PSU grant in connection with his new hire offer, as part of his new grant he also received 350,000 stock options and 100,000 RSUs, which were granted in fiscal 2014. As the stock options and RSUs were granted in fiscal 2014, they have been excluded from the illustration above. The Long-Term Incentive Value is calculated using a 30-Day average stock price for PSUs. At the time of the new hire equity decisions, Radford provided the company a 30-Day average stock price of $9.50. The performance metrics for the performance restricted stock units will be measured based on relative TSR against the Philadelphia Semiconductor Index (XSOX), as described in detail under the “Fiscal 2015—Executive Performance Plan—Relative Total Shareholder Return “ below.
(2)	Fiscal 2015 NEO Average Targeted Compensation Mix reflects the average annual base salary, average annual target bonus opportunity and the average value of equity awards granted to our NEOs, other than the CEO, in fiscal 2015. The NEO Long-Term Incentive Value is calculated using the Black-Scholes methodology for stock options and a 30-Day average stock price for RSUs and PSUs. At the time of the equity decisions, Radford provided the company a 30-Day average stock price of $12.11 and a Black-Scholes Value of $4.63. The performance metrics for the performance restricted stock units will be measured based on relative TSR against the Philadelphia Semiconductor Index (XSOX), as described in detail under the “Fiscal 2015—Executive Performance Plan—Relative Total Shareholder Return “ below.

The incentive compensation of our NEOs is designed to enhance total shareholder return (“TSR”). We strive to continuously improve TSR and, therefore, align short-term compensation with short-term performance and long-term compensation with long-term performance and return. The link between the compensation of our CEO and TSR is disclosed in the following graph, which shows how both total compensation and incentive compensation for our CEO has varied over the past five years in alignment with the Company’s five-year TSR:

(1)	The above chart illustrates CEO Total Pay and CEO Incentive Cash for Dr. Tewksbury, our former CEO, for fiscal 2011, 2012 and 2013. Fiscal 2014 is comprised of CEO Total Pay and CEO Incentive Cash for Dr. Tewksbury, who terminated with the company on August 26, 2013, Mr. McCreary, who served as Interim CEO from August 27, 2013 through January 5, 2014, and Mr. Waters, our current CEO, from January 6, 2014 through the close of fiscal 2015.
(2)	CEO Total Pay includes salary earned, actual cash bonuses paid and the “in-the-money” value of the equity awards granted during each fiscal year; the value of equity awards excludes shares forfeited at the time of termination for Dr. Tewksbury and Mr. McCreary. The equity value for Dr. Tewksbury and Mr. McCreary is based on the total number of shares granted in each fiscal year, less the shares forfeited at the time of termination, and based on the Company’s common stock price on their date of termination. The equity value for Mr. Waters assumes equity awards are 100% vested upon grant, even though such awards vest over a 4-year period, the value is based on the closing price of our common stock on March 27, 2015 of $19.79. CEO Total Pay also includes all other compensation paid as reported in the “Summary Compensation Table” below.
(3)	In fiscal years 2011 through 2014, the CEO Incentive Cash includes the actual cash bonuses paid in each fiscal year. In fiscal 2014 the amounts reflected include actual cash bonus paid to each incumbent CEO, Dr. Tewksbury and Mr. McCreary. Because Mr. Waters was hired in the fourth quarter of the fiscal year, he was ineligible to receive a bonus payment in fiscal 2014.

(4)	Our fiscal year ends on a different day each year because our fiscal year ends at midnight on the Sunday nearest to March 31 of each calendar year. However, for consistency, the TSR and equity calculations in the above chart are based on a March 31 fiscal year end.

We endeavor to maintain good corporate governance standards in designing and administering our executive compensation policies and practices, as highlighted by the following:

•	Our change in control agreements with the NEOs contain “double trigger” provisions;

•

We award long-term incentive compensation to our executive officers in the form of stock options and performance-based restricted stock, which we believe create a significant “pay-for-performance” connection for our executive officers since a significant portion of their net worth is dependent on long-term performance of the market price of the Company’s common stock as well as specifically defined financial goals that further our position in the market;

•	In fiscal 2015, we adopted a new performance plan which eliminated overlapping metrics by directly linking executive equity compensation to relative total shareholder return;

•	We do not provide excise tax payments or “gross-ups” in the event of a change in control of the Company;

•	We only provide executive perquisites in very limited, individual circumstances;

•	We do not currently offer, nor do we have plans to provide, pension arrangements or retirement plans for our employees;

•	Our option plans specifically preclude the re-pricing of stock options and stock appreciation rights, absent stockholder approval;

•	We maintain mandatory stock ownership guidelines for our Chief Executive Officer, Chief Financial Officer, Chairman of the Board and other non-employee directors;

•	For several years, we have separated the roles of Chairman of the Board of Directors and Chief Executive Officer; and

•	The Committee has engaged its own independent compensation consultant and has no prior relationship with any of the NEOs;

•	The Company has a recoupment policy.

Compensation Philosophy and Objectives

Our executive compensation programs are designed to:

•	provide competitive compensation opportunities that reward, motivate, attract, and retain top talent;

•	reward performance based upon the actual achievement of annual goals and objectives established by the Committee at the beginning of each fiscal year; and

•	link the priorities and performance of the executives to the attainment and furtherance of long-term business strategies, and with the interest of stockholders.

The Committee believes that a significant portion of compensation payable to NEOs should be tied directly to the Company’s financial performance. Accordingly, the compensation package for our NEOs is designed to vary in alignment with the financial performance of the Company as a whole. During years when the Company’s performance experiences a downturn, NEO compensation will be lower; likewise, during years where the Company experiences increased revenues and profitability, NEO compensation is designed to increase. The Committee feels this compensation philosophy aligns the interests of our NEOs with that of our stockholders and provides motivation for high performance levels from our NEOs.

In fiscal 2015, important factors driving our Company’s financial performance that were identified in the setting and awarding of base and short-term compensation include:

•	revenue growth;

•	improved operating margin;

•	product sales;

•	new product development; and

•	operational excellence.

The Committee identified these priorities for our 2015 incentive program given their importance in driving increased value for our stockholders and because these are areas over which management can exert the greatest amount of control, thus increasing the potential for immediate and long term profitability.

Setting Executive Target Compensation

During fiscal 2015, Radford, an AON Hewitt Company, served as the Committee’s independent compensation consultant on all matters related to the compensation of NEOs and other senior executives. Radford reports to the Committee and the Committee reviews and evaluates Radford’s performance and compensation. Radford typically does not provide any other consulting services to the Company outside of its compensation consulting services to the Committee. In fiscal 2016, Radford as directed by the Committee, was asked to work with management to assist with the upcoming share request. Independent of its consulting services, the Company subscribes to and participates in Radford’s Global Sales and Technology Compensation Surveys. Radford provides strategic guidance to the Committee by leveraging its extensive database and significant industry expertise. As requested by the Committee, Radford provided the Committee with comparative market data on industry best practices and data related to our NEOs and senior executives. For the compensation evaluation, in addition to publicly available data for our peers, Radford also relied on its 2014 Radford Global Technology Survey. The survey encompasses the seventeen Peer Group members named below, public semiconductor/capital equipment companies and public high technology companies all with revenues between $300 million and $1.25 billion.

The Committee used data compiled by Radford to compare our NEOs’ compensation with the compensation of executive officers at comparable companies in the semiconductor industry. The Committee, after consultation with management and Radford, established a specific group of peer companies to assist in the assessment of job levels and compensation programs and practices. In defining an appropriate peer group for purposes of comparing compensation data, consideration was given to the following factors:

•	companies with whom the Company competes for business and executive talent in the semiconductor industry;

•	companies with revenues generally between $300 million and $1.25 billion reflecting businesses of similar scope and complexity;

•	companies with market capitalization generally between $1 billion and $6 billion reflecting businesses of similar maturity; and

•	companies with 1,000 to 4,000 employees reflecting a similar organizational complexity and scale.

Based on these factors, the Committee reviewed and revised our list of peers from fiscal 2014. In fiscal 2015 the Committee added Atmel and Cavium. The Committee removed Hittite Microwave, International Rectifier, IXYS, RF Micro Devices and Triquint to balance our peer group with respect to revenue and market capitalization. As a result the following companies (collectively, the “Peer Group”) were included in the compensation analysis for fiscal 2015:

Atmel	Intersil	PMC-Sierra
Cavium	Micrel	Power Integrations
Cirrus Logic	Microsemi	Semtech
Cypress Semiconductor	Monolithic Power System	Silicon Laboratories
Fairchild Semiconductor	OmniVision Technologies

At the beginning of fiscal 2015, as requested by the Committee, Radford presented the Committee with Peer Group and broader market survey data related to the compensation of executives holding positions comparable to the positions of each of our NEOs employed by the Company at that time, including data regarding base salaries, performance bonuses and equity awards. In order to assist the Committee with evaluation of our NEOs’ compensation packages, 2014 Radford Global Technology Survey data was combined with proxy data, where sufficient proxy data was available, to create a final market average which was used to assess compensation levels. Compensation data for NEOs who report to the CEO are reviewed by the Committee with the CEO and Radford. Data and criteria related to the CEO’s compensation, including peer group market data, are reviewed and evaluated only within the Committee and with Radford, and not with the CEO.

As noted in the “Executive Compensation Structure,” our philosophy is to generally set our NEOs’ target pay levels close to the 50th percentile of market, with variations based on experience, operational complexity, strategic impact and scope of position.

Base salaries and target performance bonuses (collectively, “Total Cash Compensation”) are determined immediately prior to delivering an offer of employment, and on an annual basis thereafter at the beginning of each fiscal year. The Committee reviews market data provided by Radford for Total Cash Compensation based on the Peer Group and broader market survey data at the 25th, 50th, and 75th percentiles. Total Cash Compensation is considered an important part of the executive compensation package in order to remain competitive in attracting and retaining executive talent. Total Cash Compensation and Long-Term Incentives are designed to vary in alignment with Company performance. In fiscal years when the Company exhibits superior performance, Total Cash Compensation and Long-Term Incentives are designed to be above average competitive levels. When financial performance is below the targeted goal for a particular fiscal year, Total Cash Compensation and Long-Term Incentives, specifically PSUs, are designed to be below average competitive levels. Both elements of Total Cash Compensation are determined and reviewed against market references, in conjunction with the NEO’s experience, performance, internal comparisons, and the position’s operational complexity, strategic impact, and scope.

Total Cash Compensation in combination with equity awards (collectively, “Total Direct Compensation”) is also reviewed at the 25th, 50th, and 75th percentiles of market based on the Peer Group and broader market survey data provided by Radford. Equity awards are granted to the NEOs shortly after being hired or promoted and generally within approximately six weeks of the beginning of each fiscal year, and are the Company’s only form of long-term incentive compensation. Equity awards are determined based on experience, performance, current equity holdings, retention risk, internal comparisons, and the position’s operational complexity, strategic impact, and scope in addition to the Peer Group and broader market survey data comparisons provided by Radford.

Role of CEO in Compensation Decisions

The Company’s CEO reviews and evaluates, as applicable, the other NEO’s performance, expected future contributions, internal comparisons, and also considers the market survey data provided by Radford in making recommendations to the Committee on the NEOs’ compensation. Any recommendations made by the CEO regarding the base salaries, bonuses and equity awards of the NEOs are subject to final review and approval of the Committee. Any decisions made to CEO pay, are made in a closed session which includes the Committee and Radford, and excludes the CEO.

Individual Elements of NEO Compensation

Each NEO is compensated through base salary, a performance bonus, equity awards, and participation in employee benefit plans.

Base Salary

Base salaries are reviewed and determined annually at the beginning of each fiscal year, based upon the criteria outlined above and a review of the data referred to under “Setting Executive Target Compensation.”

At the beginning of fiscal 2015, the CEO proposed and the committee approved increases in base salary for the NEOs based on consideration of the NEO’s performance, strategic impact, scope of position, and position to market.

Radford and the Committee reviewed CEO compensation against the Peer Group and found that the base salary was at the Company’s stated pay philosophy of targeting the 50th percentile. As a result, no base pay increase was given to the CEO in fiscal 2015.

The following table lists the fiscal 2015 base salary changes for our NEOs, the pay position relative to the Peer Group, and the decision factors for each increase, or lack of increase, as the case may be.

Named Executive Officer	2015 Base Salary ($)	2014 to 2015 Increase (%)	Approximate Position of 2014 Base Salary to Peer Group	Decision Factors
Mr. Waters(1)	550,014	N/A	25th–50th percentile	No increase based on pay position relative to competitive market data and time of hire.

Mr. White(2)	325,000	15.2%	25th–50th percentile	Increase based on individual performance, contributions to the business, scope of the position and competitive market data.

Dr. Chittipeddi(3)	350,000	N/A	50th–75th percentile	No increase based on pay position relative to competitive market data and time of hire.

Mr. Fan	310,000	10.4%	50th–75th percentile	Increase based on individual performance, contributions to the business, competitive practices and internal comparisons.

Mr. Naghavi	314,000	1.6%	50th–75th percentile	Increase based on individual performance, contributions to the business, competitive practices and internal comparisons.

(1)	Mr. Waters commenced employment with IDT on January 6, 2014. The Committee reviewed Mr. Waters’ base salary and made no changes based on his time in the role and competitive position to the market.
(2)

Mr. White’s base salary was increased by 6.3% from $282,192 to $300,000 at the beginning of fiscal 2015, which positioned Mr. White at approximately the 25th percentile of the market. In October, based on Mr. White’s performance, the CEO recommended and the Committee reviewed and approved an increase to Mr. White’s base salary to $325,000, which then positioned him within the 25th–50th percentile of the market based on competitive market data provided by Radford.

(3)	Dr. Chittipeddi commenced employment with IDT on March 10, 2014. The CEO reviewed Dr. Chittipeddi’s base salary and made no changes based on competitive market data and time of hire.

Performance Bonus

During fiscal 2015, the NEOs participated with other eligible employees in the Company’s Annual Incentive Plan (“AIP”). The AIP was established to link participating employees’ short-term incentive compensation to the Company’s annual revenue and profitability goals.

The primary objectives of the AIP are to:

•	Encourage outstanding performance from individual employees, as well as collaboration and execution of business units, corporate functions, and the Company as a whole;

•	Link a portion of employees’ pay to the financial performance of the company; and

•	Reflect the financial performance of the company and the value delivered to Stockholders in its funding methodology.

The AIP payout is determined based on the individual bonus target amount, the achievement of specific objectives for the fiscal year, and Company performance. The AIP’s two components, Individual and Company performance, measure and reward individual and Company performance respectively. NEOs are measured solely on Company performance to encourage and reward cross-functional collaboration and execution.

Plan Funding

The AIP is funded based on Company Performance, which is measured through revenue growth and non-GAAP Operating Margin achievement levels, weighted equally. Achievement levels are set based on a scale from 25% (threshold) to 200% (maximum). If the Company’s actual achievement is below the threshold of 25%, the Annual Incentive Plan is not funded and no bonus is paid to any participant including the NEOs, regardless of individual performance. For fiscal 2015 the Revenue and Non-GAAP Operating Margin achievement scale was reviewed and approved by the Committee.

For fiscal 2015, the Committee established the following achievement scale:

Company Achievement Scale
Revenue Goal	Non-GAAP Operating Margin % Goal	Payout	Achievement Level
$490.0	19.4%	25%	Threshold
$505.2	20.4%	100%	Target
$606.2	24.5%	200%	Maximum

The table below provides a reconciliation of our GAAP to Non-GAAP operating income.

Fiscal year ended March 29, 2015 (in thousands $)
GAAP Operating Income (loss)	111,147
Acquisition related:
Amortization of acquisition related intangibles	6,573
Acquisition related legal and consulting credits	(125)
Restructuring related:
Severance and retention costs	974
Facility closure costs	276
Assets impairment and other	2,968
Other:
Stock-based compensation expense	22,453
Compensation expense—deferred compensation plan	990
Non-GAAP Operating Income	145,256
Revenue	572,905
Operating Margin	25.4%

AIP Company Achievement

The Committee reviewed and approved the fiscal 2015 AIP Company Performance score of 189.3%. The score is based on achievement in revenue and operating margin as outlined in the table below.

Individual Incentive Targets

Each eligible employee, including each NEO, is assigned an Individual Incentive Target based on a percentage of annual base salary. This target is established in consideration of the employee’s job level, job role, job function, and competitive data provided by Radford, as well as accomplishments within the employee’s job level for employees who were employed by the Company at the beginning of the fiscal year.

The Individual Incentive Targets for the NEOs are reviewed annually by the CEO and the Committee. Any adjustment made to the Individual Incentive Target for the NEOs other than the CEO is made at the recommendation of the CEO and is subject to the final review and approval of the Committee. Any adjustment made to the Individual Incentive Target for the CEO is made at the recommendation of the Committee and is subject to the final review and approval of the Board.

For fiscal 2015, the CEO recommended adjustments to other NEO incentive targets; the Committee reviewed and approved the changes noted below for the NEOs.

Named Executive Officer	2014 Incentive Target	2015 Incentive Target	Approximate Position of 2015 Target Cash to Peer Group	Decision Factors
Mr. Waters	105%	105%	50th percentile	No increase based on target pay position relative to competitive market data and time of hire.

Mr. White	50%	65%	25th–50th percentile	Increased based on competitive market data and criticality to future growth.

Mr. Fan	55%	65%	50th–75th percentile	Increased based on competitive market data and criticality to future growth.

Dr. Chittipeddi	65%	65%	50th–75th percentile	No increase based on target pay position relative to competitive market data and time of hire.

Mr. Naghavi	65%	65%	50th–75th percentile	Increased based on competitive market data and criticality to future growth.

While the annual goals for each of the NEOs are specific and measurable, at the end of the fiscal year, the CEO may exercise negative discretion in changing the NEO’s payout due to issues related to unforeseen performance issues.

Calculation of Performance Bonus

The AIP payout for each NEO is calculated based on each NEO’s fiscal 2015 base earnings, individual incentive target, and Company Performance, using the following calculation:

Total Payout =

(Actual Fiscal 2015 Base Earnings x Individual Incentive Target x Company Performance)

Performance Bonus Payments Earned in Fiscal 2015

Performance Bonus Threshold, Target, Maximum, and Actual Payment

NEO	FY2015 Target Award (% of Base Earnings)	FY2015 Payment Threshold Award ($)(1)(2)	FY2015 Payment Target Award ($)(1)	FY2015 Payment Maximum Award ($)(1)(3)	FY2015 Actual Award ($)
Mr. Waters	105	144,379	577,515	1,155,030	1,093,236
Mr. White	65	50,243	200,973	401,945	380,441
Dr. Chittipeddi	65	56,328	225,314	450,627	426,519
Mr. Fan	65	49,645	198,582	397,164	375,915
Mr. Naghavi	65	50,903	203,612	407,224	385,438

(1)	All payment calculations are calculated using the NEO’s actual fiscal 2015 base earnings.
(2)	The amounts reported under the Payment Threshold column represent the minimum payment level at 25% funding based on the minimum achievement of revenue growth and non-GAAP Operating Margin, weighted equally.
(3)	The amounts reported in the Maximum column represent the maximum payment level at 200% funding based on the maximum achievement of revenue growth and non-GAAP Operating Margin, weighted equally.

Year-End 2015 Bonus Payment

The Compensation Committee approved the following achievements and AIP payouts for fiscal 2015.

NEO	Actual FY2015 Target Award ($)	Actual FY2015 Company Performance (%)	FY2015 Total Payout ($)	Payout as Percent of Target (%)
Mr. Waters	577,515	189.3%	1,093,236	189.3%
Mr. White	200,973	189.3%	380,441	189.3%
Dr. Chittipeddi	225,314	189.3%	426,519	189.3%
Mr. Fan	198,582	189.3%	375,915	189.3%
Mr. Naghavi	203,612	189.3%	385,438	189.3%

Equity Awards for the NEOs in Fiscal 2015

Equity awards are reviewed and determined annually at the beginning of each fiscal year, based upon the criteria outlined above and a review of the data referred to under “Setting Executive Target Compensation.”

The equity compensation for the NEOs in fiscal 2015 was granted in stock options, performance stock units and in limited cases, restricted stock units.

Stock Options, Restricted Stock Units and Performance Stock Units

The emphasis on stock options at the upper levels of the Company is intended to place more of the executive’s total compensation at risk and dependent upon the Company’s stock performance, because all stock options are granted with an exercise price equal to the “fair market” value on the date of grant and as such, only have value if our stock price increases, thus ensuring a strong alignment with stockholders.

Stock options generally expire seven years after the date of the grant. Our option plans specifically preclude the re-pricing of stock options and stock appreciation rights, absent stockholder approval. Stock options granted by the Company have an exercise price equal to the closing price of our stock on the last trading day before the grant date and typically vest over a four-year period based upon continued employment, with 25% vesting on the first anniversary of the grant date and the remainder vesting in 1/36 increments monthly thereafter for the remaining 36 months.

Restricted Stock Units vest equally over a four year period, with 25% of the grant vesting on each anniversary date, following the date of the grant. Vesting of RSU awards is subject to continued employment.

The equity awards were structured to align to the performance scale, as outlined in more detail under “Fiscal 2015—Executive Performance (Total Shareholder Return),” and to drive shareholder value by putting a larger portion at risk. The following table sets forth a comparison to benchmark data of the option, RSU and PSU awards, discussed more fully below, for each NEO, and the factors considered by the Committee in determining the respective award amounts.

Name	FY2015 Option Award (# of Shares)	FY2015 RSU Award (# of Shares)	FY2015 PSU Target (# of Shares)	FY2015 Target Equity Award (in thousand $)(1)	Approximate Position of Equity Award to Peer Group	Decision Factors
Mr. Waters(2)	N/A	N/A	300,000	2,850	50th percentile	Competitive market data and based on new hire package.

Mr. White	39,000	15,000	30,000	715	50th percentile	Competitive market data, strategic importance to the company.

Dr. Chittipeddi(3)	50,000	30,000	40,000	897	50th–75th percentile	Competitive market data and based on new hire package.

Mr. Fan	39,000	15,000	30,000	715	50th–75th percentile	Competitive market data, strategic importance to the company.

Mr. Naghavi	39,000	15,000	30,000	715	50th–75th percentile	Competitive market data, strategic importance to the company.

(1)	With the exception of Mr. Waters and Dr. Chittipeddi, the NEO Long-Term Incentive Value is calculated using the Black-Scholes methodology for stock options and a 30-Day average stock price for RSUs and PSUs. At the time of the equity decisions, Radford provided the company a 30-Day average stock price of $12.11 and a Black-Scholes Value of $4.63. The performance metrics for the performance restricted stock units will be measured based on relative TSR against the Philadelphia Semiconductor Index (XSOX), as described in detail under the “Fiscal 2015—Executive Performance Plan—Relative Total Shareholder Return” below.
(2)	The Long-Term Incentive Value used to calculate Mr. Waters’ option award is calculated using a 30-Day average stock price for the PSU grant. At the time of the equity decision, Radford provided the company a 30-Day average stock price of $9.50. The targeted equity value excludes the new hire grant of 350,000 Stock Options and 100,000 RSUs, both of which were granted in fiscal 2014 and on February 18, 2014.
(3)	The Long-Term Incentive Value used to calculate Dr. Chittipeddi’s’ RSUs and PSUs is calculated using a 30-Day average stock price of $10.00. At the time of the decision, Radford provided the company a Black-Scholes Value of $3.85 which was used to determine the value of Dr. Chittipeddi’s option award.

Performance Stock Units

Fiscal 2015—Executive Performance Plan (Total Shareholder Return)

In fiscal 2015, each of our NEOs received a performance stock unit grant as part of a long-term incentive program, otherwise named Executive Performance Plan (“2015 EPP”). The Committee believed that it was important to focus on shareholder value creation and align executive rewards to total shareholder return (“TSR”).

The 2015 EPP ties the largest portion of the NEOs’ equity to the company’s total shareholder return relative to the Semiconductor industry, for the purposes of this plan, measured through the Philadelphia Semiconductor index (XSOX); which is a 21-year old index with 30 companies in the semiconductor industry. The performance period under the 2015 EPP is the Company’s fiscal years 2015 and 2016. The number of shares of Company common stock issuable upon vesting of the performance stock units is dependent on the level of performance achievement. The performance achievement is measured based on the Company’s relative TSR against the XSOX as a percentile rank. The number of shares issuable is measured as a percentage of the target number of PSUs and determined based on the achievement scale as noted in the table below. In the event that the Company’s stock price depreciates over the performance period, the maximum number of shares issuable will be limited to no more than 100% of the target PSUs.

As noted above, the performance period under 2015 EPP is the Company’s fiscal 2015 and 2016; performance under the plan will not be assessed until the close of fiscal 2016. Therefore, in fiscal 2015 no shares were earned.

TSR Performance vs. XSOX Index (awards are linearly interpolated)	Payout as a % of Target (if stock appreciates during performance period)	Payout as a % of Target (if stock depreciates during performance period)
>= 90th percentile	200%	100%
>=70th percentile	150%	100%
>= 50th percentile	100%	100%
>=30th percentile	50%	50%
Below 30th percentile	0%	0%

Fiscal 2014—Executive Performance Plan (Operating Margin)

In fiscal 2014, each of our NEOs, with the exception of Mr. Waters and Dr. Chittipeddi, received a performance stock unit grant as part of an Executive Performance Plan (the “2014 EPP”). The plan’s purpose was to focus executives on improving operating margin, and thus increasing shareholder value. The 2014 EPP ties a portion of the NEOs’ equity to meeting specific operating margin goals in fiscal 2014 and 2015. The performance period under the 2014 EPP is the Company’s fiscal 2014 and 2015. Achievement levels were set for specific annual non-GAAP operating margin percentages. The number of shares of Company common stock issuable upon vesting of the performance stock units is dependent on the level of performance achievement. The performance achievements are measured based on an incremental increase in non-GAAP operating margin on a rolling four quarter average. In situations where there is a decrease or flat non-GAAP operating margin, no shares were earned. The following table outlines the minimum, target and maximum threshold set under the plan.

Fiscal Years 2014—2015 Non-GAAP Operating Margin
Achievement Thresholds:	Achievement Level	Percentage Achievement
Maximum	>22%	200%
Target	18%	100%
Minimum	15%	25%
Below Minimum	<15%	0%

The Committee approved the following grants of performance stock units to the NEOs listed in the table below for fiscal year 2014 and 2015 performance period. The first performance assessment was reviewed at the close of fiscal 2014 and on a quarterly basis, thereafter. Any shares earned, vested in the quarter following the quarter that performance was assessed and approved by the Committee. Any shares of Company common stock earned by the continuing NEOs will vest in the quarter following the quarter in which performance was achieved and will vest in two equal installments; the first on the date the Committee determines the achievement of the performance goals and the second on the first anniversary of such determination.

The first performance achievement was met in the fourth quarter of fiscal 2014, resulting in a 25% vesting opportunity. In fiscal 2015, performance achievement levels were met in the first, second and third quarters; resulting in the maximum (200%) overall achievement level being met. The achievement level resulted in a cumulative incremental vesting opportunity of 175%.

Quarterly Assessment	1Q14	2Q14	3Q14	4Q14	1Q15	2Q15	3Q15
Op Margin	7.3%	13.5%	22.0%	19.5%	21.7%	23.7%	26.0%
4 Qtr Rolling Average:				15.6%	19.2%	21.8%	22.9%
Overall Achievement:				25%	125%	175%	200%
Incremental Vesting:					100%	50%	25%

Performance was assessed and approved by the Committee. As a result of this achievement, the NEOs earned the following number of PSUs in fiscal 2015:

NEO	Target PSU Grant	Plan Achievement in FY 2015	Earned PSU Award
Mr. Waters(1)	N/A	N/A	N/A
Mr. White	10,000	175.0%	17,500
Dr. Chittipeddi(1)	N/A	N/A	N/A
Mr. Fan	30,000	175.0%	52,500
Mr. Naghavi	40,000	175.0%	70,000

(1)	Mr. Waters and Dr. Chittipeddi were not participants in the plan as they were not with the Company at the time the plan was implemented.

Earned PSUs vest equally over two years, 50% of shares vest the year in which they are earned and the remaining 50% of shares earned vest the following year. As performance was assessed in the first, second and third quarters of fiscal 2015 earned shares were released on September 15, 2014, December 15, 2014 and March 15, 2015, respectively.

Retirement and Other Benefits

Section 401(k) Plan. The Company offers the NEOs the opportunity to participate in its Section 401(k) plan. NEOs participate under the same plan provisions as all other employees. Participating NEOs may contribute up to 75% of their eligible compensation as a pre-tax or Roth after-tax contribution to a maximum of $17,500 in calendar year 2014. Currently, key provisions of the plan include a Company match of $0.50 per $1.00 of the employee’s contributions up to 6% of base salary, with maximum calendar year contributions from the Company capped at $6,000 per employee. This matching practice is viewed by the Company as consistent with industry norms and required to provide a total compensation plan that is competitive with other high technology and semiconductor companies. The Company’s contributions vest over four years and if an employee terminates his or her employment prior to four years, the Company’s contributions will be prorated according to the number of years worked.

Non-Qualified Deferred Compensation Plan. The Company maintains an unfunded non-Qualified Deferred Compensation Plan to provide benefits to eligible director level employees and above. Under this plan, participants can defer up to 100% of their regular salaries, bonuses or other compensation such as commissions or special awards. Participants can select from among 22 different investment options. A participant is credited with the return of the underlying investment option and there is currently no matching of contributions by the Company. A participant may invest in any one or more of the following investment alternatives and may change his or her investment selections at any time: Vanguard Mid Cap Index Inv, Dreyfus Small Cap Stock Index, 1st Eagle Overseas, Vanguard Windsor II Inv, VIP Freedom 2010, VIP Freedom 2015, VIP Freedom 2020, VIP Freedom 2025, VIP Freedom 2030 , VIP Freedom 2035, VIP Freedom 2040, VIP Freedom 2045, VIP II

Contrafund, VIP II Index 500, VIP III Mid Cap, VIP International Capital Appreciation, VIP Real Estate, Pimco Real Return BD, Pimco Total Return, VIP Freedom Income, VIP High Income, or Fidelity Retirement Money Market. Participant balances are always 100% vested. Additionally, the Company has set aside assets in a separate trust designed to meet the obligations under the plan. The trust assets are invested in a manner that is intended to offset the investment performance of the funds selected by the participants. The deferral accounts are distributed following a participant’s termination of employment with the Company, unless the participant has elected an in-service withdrawal (scheduled or hardship withdrawal). Generally, distributions are made in a lump sum payment; however, in the event of a distribution due to retirement, a participant may elect a single lump sum distribution or annual installment distributions paid over two to 15 years. The Committee believes this plan is an important vehicle that allows plan participants to reach their retirement objectives over the long term. Mr. Fan and Dr. Chittipeddi participated in the non-Qualified Deferred Compensation Plan in fiscal 2015. No other NEO participated in the non-Qualified Deferred Compensation Plan in fiscal 2015.

Employee Stock Purchase Plan. The Company maintains an Employee Stock Purchase Plan that was approved by stockholders at the Company’s 2009 Annual Meeting. NEOs participate under the same plan provisions as all other eligible employees. Under the plan, eligible employees can purchase Company stock on the last day of each designated three-month purchase period. The per share purchase price is the lesser of 85% of the fair market value of the stock on the first day of the three-month purchase period or 85% of the fair market value of the stock on the last day of the three-month purchase period. The maximum number of shares of stock which may be purchased is 2,500 shares per purchase period. During fiscal 2015, Messrs. Waters, Naghavi and White participated in the Employee Stock Purchase Plan. Mr. Fan and Dr. Chittipeddi did not participate in the Employee Stock Purchase Plan at any time during fiscal 2015.

Other Benefits. The NEOs are eligible to participate in all other benefits programs offered by the Company to its employees generally, on the same terms as all other employees. These programs include, but are not limited to, group medical, group dental, basic life insurance, supplemental life insurance, long-term disability insurance, relocation expense reimbursement, and other such benefits programs.

Change of Control Agreements

The Board recognizes that from time to time it is possible that another entity may consider acquiring the Company or a change in control might otherwise occur, with or without the approval of the Board. The Board has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication and objectivity of the CEO and each NEO, notwithstanding the possibility, threat, or occurrence of a change of control. Therefore, the Company has entered into a Change of Control Agreement with the CEO and each of the other NEOs. See the discussion below under “Executive Compensation—Severance and Change of Control Benefits.”

Deductibility of Executive Compensation

Section 162(m) of the Code (“Section 162(m)”) generally provides that publicly held corporations may not deduct in any taxable year certain compensation in excess of $1 million paid to certain executive officers. The Company believes that its stock option related compensation generally satisfies the requirements for deductibility under Section 162(m). However, the Committee considers one of its primary responsibilities to provide a compensation program that will attract, retain, and reward executive talent necessary to maximize stockholder returns. Accordingly, the Committee believes that the Company’s interests are best served in some circumstances by providing compensation (such as salary, incentive compensation, perquisites, restricted stock, restricted stock unit awards and performance restricted stock units) which might be subject to the tax deductibility limitation of Section 162(m).

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

During fiscal 2015, the members of the Committee were all non-employee directors of the Company and have not at any time been officers or employees of the Company. No interlocking relationship exists between the Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company, nor did any such interlocking relationship exist during fiscal 2015.

Recoupment Policy

In accordance with the AIP, in the event of a restatement of the Company’s earnings due to material noncompliance with any financial reporting requirement under the U. S. securities laws, the Company is entitled to and shall recoup the difference between incentive-based compensation paid to all current executive officers who received incentive-based compensation under the AIP during the three years preceding the restatement, which incentive payments were paid on the basis of erroneous data, and the amount of incentive-based compensation that would have been paid based on the corrected data. This provision of the AIP may be amended by the Compensation Committee at any time to comply with any rules promulgated by the SEC.

EXECUTIVE COMPENSATION

The following table discloses the compensation information for the Company’s Chief Executive Officer, Chief Financial Officer, the Company’s three other most highly compensated executive officers who were serving as executive officers as of the end of fiscal 2015 (together, the “Named Executive Officers” or “NEOs”). This information includes the dollar value of base salaries, stock option, restricted stock unit and performance stock unit awards, bonus payments, and certain other compensation, if any, whether paid or deferred. No disclosure is provided for 2013 or 2014 for those persons who were not named executive officers in fiscal 2013 and fiscal 2014.

Summary Compensation Table for Fiscal 2015

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
Gregory L. Waters.	2015	550,014	—	6,300,000	0	1,093,236		73,258	8,016,508
President and Chief Executive Officer	2014	116,349	—	1,179,000	1,380,606			10,344	2,686,299

Brian C. White	2015	309,188	—	812,400	150,710	380,441	—	9,952	1,662,691
Vice President and Chief Financial Officer	2014	273,895	—	216,550	45,276	127,722	—	6,092	669,535

Sailesh Chittipeddi, Ph.D.	2015	346,636	—	1,173,900	174,461	426,519	—	56,936	2,178,452
Vice President of Global Operations and Chief Technical Officer

Sean Fan	2015	305,711	—	812,400	150,710	375,915		7,126	1,651,862
Vice President and General Manager, Interface Connectivity Division	2014	280,800	101,314	251,100	239,693	161,178	—	155,192	1,189,277

Arman Naghavi	2015	319,192	—	814,187	150,710	385,438		9,646	1,679,173
Vice President, Analog and Power Division	2014	309,025	—	334,800	266,325	195,448	—	18,302	1,123,900
	2013	314,968	—	183,330	385,784	13,450	—	6,416	903,948

(1)	The amounts reported represent total base salary paid for the covered fiscal year and are inclusive of any amounts deferred in the covered fiscal year under the Non-Qualified Deferred Compensation Plan.
(2)	Stock awards consist of restricted stock unit awards and performance stock unit awards granted under the 2004 Equity Plan. The amounts reported represent the grant date fair value of restricted stock unit awards and performance stock unit awards granted during the covered fiscal year calculated in accordance with ASC Topic 718. For a detailed discussion of the assumptions used to calculate the value of the restricted stock unit awards and performance stock unit awards, please refer to Note 9 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 29, 2015, filed with the SEC on May 19, 2015. The table below sets forth the grant date fair value determined in accordance with FASB ASC Topic 718 principles (i) based upon the probable outcome of the performance stock unit awards granted in fiscal 2015 and (ii) based upon achieving the maximum level of performance as of the grant date. The actual value, if any, that an NEO may realize from an award is contingent upon the satisfaction of the conditions to vesting in that award and there is no assurance that the value, if any, eventually realized by the NEO will correspond to the amount reported. The Company granted performance stock units to our NEOs in 2015.

Named Executive Officer	Grant Date	Probable Outcome of Performance Conditions Grant Date Fair Value ($)	Maximum Outcome of Performance Conditions Grant Date Fair Value ($)
Gregory L. Waters	6/16/2014	6,300,000	12,600,000
Brian C. White	6/16/2014	630,000	1,260,000
Sailesh Chittipeddi, Ph.D.	6/16/2014	840,000	1,680,000
Sean Fan	6/16/2014	630,000	1,260,000
Arman Naghavi	6/16/2014	630,000	1,260,000

(3)	The amounts reported represent the grant date fair value of stock options granted during the covered fiscal year calculated in accordance with ASC Topic 718. For a detailed discussion of the assumptions and estimates used to calculate the value of the option awards, please refer to Note 9 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 29, 2015 filed with the SEC on May 19, 2015. The actual value, if any, that an NEO may realize from a stock option is contingent upon the satisfaction of the conditions to vesting in the option and upon the excess of the market price of the Company’s common stock over the exercise price, if any, on the date of exercise and there is no assurance that the value, if any, eventually realized by the NEO will correspond to the amount reported.
(4)	The amounts reported represent total bonus payments earned under our Annual Incentive Plan for the covered fiscal year. See “Compensation Discussion and Analysis—Individual Elements of NEO Compensation—Performance Bonus” in this Proxy Statement for a more complete description of the amounts earned.
(5)	The amounts reported include the following: the Company’s matching contributions to the individual Section 401(k) and Health Care Spending accounts of the NEOs. Mr. Waters’ amount includes relocation assistance in the amount of $64,050. Dr. Chittipeddi amount include relocation assistance in the amount of $45,732. Mr. Fan’s amount includes a medical waiver bonus in the amount of $1,200.

Grants of Plan-Based Awards for Fiscal 2015

The following table shows all plan-based awards granted to the NEOs in fiscal 2015. The equity awards identified in the table below are also reported in the table “Outstanding Equity Awards at Fiscal Year End for 2015,” below. The amounts reported for the non-equity awards identified below are the threshold, target, and maximum amounts payable under the AIP that could have been earned in fiscal 2015. For additional information regarding plan-based awards to our NEOs, see “Compensation Discussion and Analysis,” above.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(9)			All Other Stock Awards: Number of Shares of Stock or Units (#)(5)	All Other Option Awards: Number of Securities Underlying Options (#)(6)	Exercise or Base Price of Option Awards ($/ Share)(7)	Closing Market Price on Date of Grant ($/ Share)	Grant Date Fair Value of Stock and Option Awards ($)(8)
		Threshold ($)(2)	Target ($)(3)	Maximum ($)(4)	Threshold (#)	Target (#)	Maximum (#)
Gregory L. Waters	6/16/2014	144,379	577,515	1,155,029	150,000	300,000	600,000					6,300,000

Brian C. White	5/15/2014	52,813	211,250	422,500	—	—	—		39,000	12.16	12.02	150,710
	5/15/2014	—	—	—	—	—	—	15,000				182,400
	6/16/2014	—	—	—	15,000	30,000	60,000					630,000

Sailesh Chittipeddi, Ph.D.	4/15/2014	56,875	227,501	455,003	—	—	—		50,000	11.13	11.19	174,461
	4/15/2014	—	—	—	—	—	—	30,000				333,900
	6/16/2014	—	—	—	20,000	40,000	80,000					840,000

Sean Fan	5/15/2014	50,375	201,502	403,004	—	—	—		39,000	12.16	12.02	150,710
	5/15/2014	—	—	—	—	—	—	15,000				182,400
	6/16/2014	—	—	—	15,000	30,000	60,000					630,000

Arman Naghavi	5/15/2014	51,028	204,112	408,223	—	—	—		39,000	12.16	12.02	150,710
	5/15/2014	—	—	—	—	—	—	15,000				182,400
	11/17/2014	—	—	—	—	—	—	101				1,787
	6/16/2014	—	—	—	15,000	30,000	60,000					630,000

(1)	Amounts represent the Annual Incentive Plan (AIP) award that is dependent on actual funding based on the corporate performance measure of Revenue growth and non-GAAP Operating Margin. The actual payout amounts under the plan for fiscal 2015 are included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”
(2)	The amounts reported in the Threshold column represent the minimum payment level at 25% funding, based on the minimum achievement of Revenue and non-GAAP Operating Margin achievement levels.
(3)	The amounts reported in the Target column represent the target payment level at 100% funding based on the target achievement of achievement of Revenue and non-GAAP Operating Margin achievement levels.
(4)	The amounts reported in the Maximum column represent the maximum payment level at 200% funding based on the maximum achievement of achievement of Revenue and non-GAAP Operating Margin achievement levels.
(5)	The amounts reported are for restricted stock units granted under the Company’s 2004 Equity Plan. Each restricted stock unit award vests with respect to 25% of the shares of the Company’s common stock subject thereto on each anniversary of the date of grant, such that the award is fully vested on the fourth anniversary of the date of grant, subject to continued service to the Company through each vesting date.
(6)	The amounts reported are for stock options granted under the Company’s 2004 Equity Plan. Each stock option expires seven years from the date of grant. Each stock option vests 25% on the first anniversary of the grant date, or in the case of new-hire grants, on the anniversary of the hire date, and in 1/36 increments monthly thereafter over the remaining three years until fully vested at the end of four years.
(7)	For purposes of determining the exercise price of the stock options granted under the Company’s stock option plans, the fair market value on the date of grant is defined as the closing market price of the Company’s common stock reported by the NASDAQ on the trading day immediately preceding the date of grant.
(8)	These amounts reported represent the grant date fair value of the equity awards computed in accordance with ASC Topic 718. For a detailed discussion of our grant date fair value calculation methodology, including related assumptions and estimates, please refer to Note 9 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 29, 2015, filed with the SEC on May 19, 2015. Grants issued under the 2015 EPP, were issued with a closing stock price of $14.65 on June 13, 2014.

(9)	Amounts represent performance stock unit awards granted pursuant to the 2015 EPP. The target number of shares was granted; the “threshold” number of shares shown is 50% of the target number of shares, representing the lowest possible amount of vesting under the plan. However, if minimum performance levels are not met, then no shares are earned under the plan. The “maximum” number of shares shown is 200% of target number of shares. Please see the section “Compensation Discussion and Analysis-Equity Awards for the NEOs in Fiscal 2015-Performance Stock Units” for a detailed discussion of the performance stock unit awards.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table:

See “Compensation Discussion and Analysis” in this Proxy Statement for a more complete description of the amounts earned or awards granted, as well as an explanation of the amount of salary and bonus in proportion to the total compensation for each NEO.

Outstanding Equity Awards at Fiscal 2015 Year-End

		OPTION AWARDS					STOCK AWARDS
Name (a)	Grant Date or Vesting Commence- ment Date (b)(1)	Number of Securities Underlying Unexercised Options (#) Exercisable (c)	Number of Securities Underlying Unexercised Options (#) Unexercisable (d)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (e)	Option Exercise Price (f)	Option Expiration Date (g)	Numbers of Shares or Units of Stock That Have Not Vested (#) (h)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($) (i)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(j)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(k)(3)

Gregory L. Waters	2/18/2014	102,083	247,917		$11.79	2/18/2021
	2/18/2014						75,000		1,483,875
	6/16/2014									600,000	11,871,000

Brian C. White	5/16/2011	15,988	1,667		$8.49	5/16/2018
	5/16/2011						1,000		19,785
	5/15/2012	12,750	8,925		$5.77	5/15/2019
	5/15/2012						1,700		33,635
	5/15/2013	7,791	9,209		$7.67	5/15/2020
	5/15/2013						11,250		222,581
	10/15/2013						10,000	(5)	197,850
	5/15/2014	0	39,000		$12.16	5/15/2021
	5/15/2014						15,000		296,775
	6/16/2014									60,000	1,187,100

Sailesh Chittipeddi Ph.D.	4/15/2014	12,500	37,500		$11.13	4/15/2021
	4/15/2014						30,000		593,550
	6/16/2014									80,000	1,582,800

Sean Fan	5/16/2011	13,541	2,709		$8.49	5/16/2018
	5/15/2012	4,167	29,167		$5.77	5/15/2019
	1/15/2013						2,636	(5)	52,153
	5/15/2013	41,250	48,750		$7.67	5/15/2020
	6/17/2013						30,000	(5)	593,550
	5/15/2014		39,000		$12.16	5/15/2021
	5/15/2014						15,000		296,775
	6/16/2014									60,000	1,187,100

Arman Naghavi	11/16/2009	110,000			$6.00	11/16/2016
	5/17/2010	75,000			$5.75	5/17/2017
	5/16/2011	148,541	6,459		$8.49	5/16/2018
	5/15/2012	123,958	51,042		$5.77	5/15/2019
	1/15/2013						5,369	(5)	106,223
	5/15/2013	45,833	54,167		$7.67	5/15/2020
	6/17/2013						40,000	(5)	791,400
	5/15/2014		39,000		$12.16	5/15/2021
	5/15/2014						15,000		296,775
	11/17/2014						101		1,998
	6/16/2014									60,000	1,187,100

(1)	Each stock option vests and becomes exercisable with respect to 25% of the shares of the Company’s common stock subject thereto on the first anniversary of the vesting commencement date, which is the date of grant, or the date of hire or promotion, as applicable, and with respect to the remaining shares subject thereto, on each monthly anniversary thereafter over the following thirty-six months such that the option is fully vested and exercisable on the fourth anniversary, subject to continued service to the Company through each vesting date.
(2)	Each restricted stock unit award vests with respect to 25% of the shares of the Company’s common stock subject thereto on each anniversary of the vesting commencement date, such that the award is fully vested on the fourth anniversary of the date of grant, subject to continued service to the Company through each vesting date.
(3)	The dollar amounts shown in columns (i) and (k) are determined by multiplying (x) the number of shares or units reported in columns (h) and (j) by (y) $19.785 (the closing price of the Company’s common stock on March 27, 2015, the last trading day of fiscal 2015).
(4)	Amounts represent performance stock unit awards granted pursuant to the 2015 EPP. Please see the section “Compensation Discussion and Analysis-Equity Awards for the NEOs in Fiscal 2015-Performance Stock Units” for a detailed discussion of the performance stock unit awards. In accordance with SEC rules, amounts represent the “maximum” shares that may be earned under the PSUs granted under the 2015 EPP as our actual performance through March 29, 2015 was at maximum. The actual amounts that may be earned are subject to the Company’s TSR performance through the end of fiscal 2016.
(5)	Represents the number of shares earned, but not yet vested, under the 2014 Executive Performance Plan.

Option Exercises and Stock Vested for Fiscal 2015

The following table shows all stock options exercised and stock awards that vested and the value realized upon exercise or vesting for each of the NEOs during fiscal 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gregory L. Waters	—	—	25,000	514,000
Brian C. White	4,846	72,148	16,350	249,941
Sailesh Chittipeddi, Ph.D.	—	—	—	—
Sean Fan	145,416	1,548,074	33,760	569,667
Arman Naghavi	60,000	856,602	51,618	843,939

Non-Qualified Deferred Compensation for Fiscal 2015

The Company maintains a Non-Qualified Deferred Compensation Plan that allows director-level employees and above to defer up to 100% of their regular salaries, bonuses or other compensation Mr. Fan and Dr. Chittipeddi participated in the non-Qualified Deferred Compensation Plan in fiscal 2015. No other NEO participated in the non-Qualified Deferred Compensation Plan in fiscal 2015.

The following table sets forth a summary of contributions to, and account balances under, our Non-Qualified Deferred Compensation Plan, as more fully described below, for the year ended March 29, 2015.

Name	Executive Contributions in last FY ($)	Registrant Contributions in last FY ($)	Aggregate Earnings in last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at last FYE ($)
Sean Fan	58,569	—	96,859	—	482,341
Sailesh Chittipeddi. Ph.D.	11,567	—	1,059	—	12,626

Under this plan, participants can defer up to 100% of their regular salaries, bonuses or other compensation such as commissions or special awards. Participants can select from among 22 different investment options from which their earnings are measured. A participant is credited with the return of the underlying investment option and there is currently no matching of contributions by the Company. A participant may invest in any one or more investment alternatives offered under the plan. Additionally, the Company has set aside assets in a separate trust designed to meet the obligations under the plan. The trust assets are invested in a manner that is intended to offset the investment performance of the funds selected by the participants. The deferral accounts are distributed following a participant’s termination of employment with the Company, unless the participant has elected an in-service withdrawal (scheduled or hardship withdrawal). Generally, distributions are made in a lump sum payment; however, in the event of a distribution due to retirement, a participant may elect a single lump sum distribution or annual installment distributions paid over two to 15 years.

SEVERANCE AND CHANGE OF CONTROL BENEFITS

The Company has entered into Change of Control Agreements with each current NEO. The agreements are coterminous with the NEO’s employment with the Company. In the event of an involuntary termination of employment of any of the NEOs, which includes a termination by the Company without cause or a voluntary termination by the employee under certain circumstances, within two years after a change of control of the Company, generally the agreements provide for a lump sum severance payment consisting of (a) twelve (12) months of the monthly salary which the NEO was receiving immediately prior to the Change of Control (twenty-four months for the CEO), plus (b) the NEO’s “target bonus” (two times the target bonus for the CEO), payable on the thirtieth (30th) day following the NEO’s termination of employment, as well as a prorated bonus payment for the fiscal year in which the NEO’s termination of employment occurs based on, and paid generally in accordance with, the terms of the Company’s Annual Incentive Plan. The “target bonus” is the percentage of the NEO’s base salary that is prescribed by the Company under its Annual Incentive Plan (or successor plan) as the percentage of such base salary payable to the NEO as a bonus if the Company pays bonuses at one-hundred percent (100%) of its Annual Incentive Plan (or successor plan) target, but in no event will the “target bonus” be less than the target bonus in effect for the NEO in the fiscal year in which the Change of Control occurs.

The Change of Control Agreements also provide for continued health benefits for the same twelve-month period (18 months for the CEO), and outplacement services with the total value not to exceed $15,000. The agreements further provide that, in the event of an involuntary termination of employment of any of the NEOs within two years after a change of control of the Company, the vesting of all outstanding stock options and restricted stock and performance stock unit awards will become fully accelerated effective upon the date a release of claims executed by the terminated NEO is no longer revocable. Performance stock unit awards are accelerated as if one hundred percent (100%) of the performance target were achieved. The agreements further generally provide that benefits may be limited to a lesser amount so that no portion of the benefits is subject to the imposition of excise taxes under the “golden parachute” provisions of Section 280G of the Code, if such limitation results in the receipt by the NEO, on an after-tax basis, of a greater amount of benefits than without such limitation.

For the purpose of these agreements, a “change of control” means the occurrence of (i) any person or entity becoming the beneficial owner of fifty percent or more of the voting power of the Company’s outstanding securities, (ii) a merger or consolidation of the Company other a merger or consolidation in which the voting securities of the Company outstanding immediately prior to the transaction continue to represent at least fifty percent of the total voting power of the Company or such surviving entity immediately after the transaction, (iii) the entering into of an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets or the approval by the Company’s shareholders of a plan of complete liquidation of the Company in connection with such an agreement or (iv) a change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the directors are “incumbent directors” (as defined in the Change of Control Agreements).

A termination by the Company without cause is any termination by the Company other than for cause. Cause is defined as gross negligence or willful misconduct in the performance of the NEO’s duties to the

Company where such gross negligence or willful misconduct has resulted or is likely to result in substantial or material damage to the Company and its subsidiaries, repeated unexplained and unjustified absence from the Company, a material and willful violation of federal or state law, commission of any act of fraud with respect to the Company, or conviction of a felony or crime involving moral turpitude causing material harm to the standing and reputation of the Company. Voluntary termination of employment by an NEO under certain circumstances constitutes an involuntary termination if it follows a material reduction or change in job duties, responsibilities and requirements inconsistent with the NEO’s position with the Company and the NEO’s duties, responsibilities and requirements as in effect immediately prior to the change of control, any reduction of the NEO’s base compensation or target bonus or the NEO’s refusal to relocate to a facility or location more than 50 miles from the Company’s current location.

The Company has entered into an Employment Offer Letter with Mr. Naghavi. As amended, the Employment Offer Letter provides that in the event Mr. Naghavi’s employment is terminated by the Company without cause, and contingent upon his execution of the Company’s standard release agreement, Mr. Naghavi will be entitled to receive a lump-sum severance payment from the Company in an amount equivalent to twelve (12) months of Mr. Naghavi’s then-current base salary. For purposes of the Employment Offer Letter, as amended, “cause” is as defined in the prior Change of Control Agreements described above.

Change of Control Benefits

The following table sets forth the estimated benefits related to accelerated vesting of stock options, restricted stock units, and performance stock units that would have accrued to each of our continuing NEOs who were employed with the Company on March 29, 2015 had a change of control of the Company occurred on March 29, 2015 and the NEOs immediately terminated or if the successor corporation refuses to assume the awards. Amounts below reflect the value of fully accelerated vesting of options, restricted stock units, and performance stock units pursuant to the Change of Control Agreements entered into with each NEO in effect as of the end of fiscal 2015 and the 2004 Plan, as applicable.

Name	Accelerated Vesting of Options ($)(1)	Accelerated Vesting of RSUs & PSUs ($)(2)	Total ($)
Gregory Waters	1,982,096	13,354,875	15,336,971
Brian C. White	552,854	1,957,726	2,510,580
Sailesh Chittipeddi, Ph.D.	324,563	2,176,350	2,500,913
Sean Fan	1,327,354	2,129,578	3,456,932
Arman Naghavi	1,741,916	2,383,499	4,125,415

(1)	The value of the accelerated vesting of stock options is calculated based on the aggregate positive difference, if any, between the exercise price of each option for which vesting would be accelerated and $19.785, the closing market price of the common stock of the Company on March 27, 2015, the last trading day prior to the end of fiscal 2015.
(2)	The value of the accelerated vesting of RSU awards is calculated by multiplying the number of shares of the Company’s common stock subject to outstanding RSUs for which vesting is accelerated times $19.785, the closing market price of the common stock of the Company on March 27, 2015, the last trading day prior to the end of fiscal 2015. The value of the accelerated vesting of PSU awards is calculated by multiplying the target number of shares of the Company’s common stock subject to outstanding PSUs for which vesting is accelerated times $19.785, the closing market price of the common stock of the Company on March 27, 2015, the last trading day prior to the end of fiscal 2015. In the event of a change of control, shares are converted to RSUs and any shares earned are either at target or current performance levels, whichever is higher at the time of the change of control. Performance under the 2015 EPP as of March 29, 2015 was measured at 200%.

Severance Benefits—Termination Following a Change of Control

Under the individual Change of Control Agreements with the NEOs in effect as of the end of fiscal 2015 and referenced above, each continuing NEO who was employed by the Company on March 29, 2015 would be entitled to the following estimated payments and benefits if the employment of the NEO had been terminated by the Company without cause on March 29, 2015 assuming such date was within two years following a change of control of the Company. The reported amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to each NEO, which would only be known at the time that they become eligible for payment and would only be payable if a change of control were to occur.

Estimated Current Value of Termination Benefits

If Named Executive Officer was Terminated Without Cause on March 30, 2015

and Within Two Years Following a Change of Control(1)

Name	Severance Amount Cash ($)(1)	Early Vesting of Stock Options ($)(2)	Early Vesting of Restricted & Performance Stock Units ($)(3)	Heath Insurance Benefits ($)(4)	Outplacement Services ($)	Other ($)(5)	Total ($)
Gregory L. Waters	2,538,990	1,982,096	13,354,875	37,905	15,000	6,711	17,935,577
Brian C. White	1,078,787	552,854	1,957,726	25,621	15,000	32,269	3,662,257
Sailesh Chittipeddi, Ph.D.	1,185,446	324,563	2,176,350	25,621	15,000	7,133	3,734,113
Sean Fan	1,138,526	1,327,354	2,129,578	5,779	15,000	35,770	4,652,007
Arman Naghavi	1,008,167	1,741,916	2,383,499	25,621	15,000	36,233	5,210,436

(1)	Represents a payment equivalent to twenty-four (24) months of base salary and three times the target bonus for the CEO (total bonus equivalent is calculated as two times the CEO target bonus, plus the “prorated” bonus for the full fiscal 2014, assuming termination on March 29, 2015); for NEOs other than the CEO, represents a payment equivalent to twelve (12) months of base salary and two times the target bonus (total bonus equivalent is calculated as the NEO target bonus, plus the “prorated” bonus for the full fiscal 2015, assuming termination on March 29, 2015).
(2)	The value of unvested and accelerated stock options is the difference between the exercise price of the option and $19.785 per share, the last reported sales price of our common stock on March 27, 2015, the last trading day of fiscal 2015.
(3)	The value of unvested and accelerated restricted stock units and unvested and accelerated “Target” number of performance stock units is $19.785 per share, the last reported sales price of our common stock on March 27, 2015, the last trading day of fiscal 2015.
(4)	Represents the approximate value of one year (18 months for the CEO) of health insurance benefits and one year (24 months for the CEO) of continuation of life insurance benefits.
(5)	Represents the cash equivalent of any earned but unused vacation balances as of March 29, 2015.

Severance Benefits—Termination Other Than in the Event of a Change of Control

In the event of termination of employment other than in the event of a change of control of the Company, our NEOs may be eligible to receive severance as determined on a case by case basis, which is generally not more than one year of the NEO’s base salary and in some cases may be less. Final determination of any severance paid is made by the Committee. In the case of Mr. Naghavi’s termination, he is eligible to receive a lump sum payment of $314,018, which is equivalent to 12 months of his base salary, pursuant to his amended employment offer letter.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of March 29, 2015, for all of the Company’s equity compensation plans, including the 2009 Employee Stock Purchase Plan, 1994 Stock Option Plan, 1997 Stock Option Plan and 2004 Equity Plan:

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans Excluding Securities Reflected in Column (a) (#)
	(a)		(b)	(c)
Equity compensation plans approved by security holders(1)	8,943,960	(2)	7.71	15,522,288	(3)(4)
Equity compensation plans not approved by security holders	N/A		N/A	N/A
Total	8,943,960	(4)	7.71	15,522,288

(1)	Includes the Company’s 2009 Employee Stock Purchase Plan, 1994 Stock Option Plan and 2004 Equity Plan.
(2)	Represents 3,679,646 shares that may be issued upon exercise of outstanding options, 3,456,944 shares that may be issued upon vesting of restricted stock units, and 1,078,000 “Maximum” shares that may be issued upon vesting of market based performance stock units, and 729,370 “Maximum” shares that may be issued upon vesting of non-market based performance stock units.
(3)	Includes 4,378,430 shares remaining available for future issuance under the Company’s 2009 Employee Stock Purchase Plan and 11,143,858 shares remaining available for future issuance under the 2004 Equity Plan. The 1994 Stock Option Plan expired July 26, 2010 and no shares remain available for future issuance under this plan.
(4)	As of June 30, 2015, 8,460,503 shares were available for grant under the 2004 Equity Plan and 4,148,144 shares were available for grant under the 2009 Employee Stock Purchase Plan. Further, options outstanding as of this date were 3,599,724 the weighted average exercise price was $9.44, and the weighted average term to expiration was 4.14 years, RSUs outstanding as of this date were 3,376, 923 with a weighted average remaining contractual term of 1.87 years, and the “Maximum” market based PSUs outstanding as of this date were 1,542,780, with a weighted average remaining contractual term of 1.76 years. The “Maximum” non-market based PSUs outstanding as of this date were 550,869, with a weighted average remaining contractual term of 1.76 years .88 years.

CERTAIN TRANSACTIONS

The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, judgments, fines and settlements such officer or director may be required to pay in actions or proceedings which they are or may be made a party by reason of their position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Bylaws of the Company.

Pursuant to the Company’s restated certificate of incorporation and Bylaws, the Company is obligated, to the maximum extent permitted by Delaware law, to indemnify each of its directors and officers against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered in connection with any proceeding arising by reason of the fact that such person is or was a director or officer of the Company. A “director” or “officer” includes any person who is or was a director or officer of the Company, is or was serving at the Company’s request as a director or officer of another enterprise or was a director or officer of a corporation which was a predecessor corporation of the Company or of another enterprise at the request of the predecessor corporation. The Company’s restated certificate of incorporation and Bylaws also require that the Company advance expenses, including attorneys’ fees, incurred by any such director or officer in advance of the final disposition of any such proceeding to which such person is entitled to indemnification, to the extent permitted and subject to any requirements imposed by the Delaware General Corporation Law.

At present, there is no pending litigation or proceeding involving any of the Company’s directors, officers, or employees in which indemnification is sought, nor is the Company aware of any threatened litigation or proceeding that may result in claims for indemnification.

The Audit Committee, under its charter, has the responsibility of reviewing and approving in advance any proposed related party transactions as defined under Item 404 of Regulation S-K. The Chief Financial Officer or Controller brings potential related party transactions to the attention of the Company’s Disclosure Committee. The Disclosure Committee discusses any related party transactions, which are then brought to the attention of the Audit Committee at quarterly Audit Committee meetings, or more frequently, as required. The Audit Committee then determines whether the related party transaction is approved or denied. Such discussion and disposition are evidenced in the minutes of the Disclosure Committee and the Audit Committee meetings. There were no related party transactions as defined under Item 404 of Regulation S-K during fiscal year ended March 29, 2015.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Exchange Act, requires the Company’s directors and officers, and persons who own more than 10% of the Company’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC and The NASDAQ Global Select Market. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file these reports on a timely basis. Based solely on the Company’s review of the copies of such forms furnished to it and written representations from the executive officers and directors, the Company believes that during fiscal 2015 all Section 16(a) filing requirements were timely met.

The following Audit Committee Report and Compensation Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed “filed” under either the Securities Act or the Exchange Act or considered to be “soliciting material.”

AUDIT COMMITTEE REPORT

During fiscal 2015, the Audit Committee was comprised of five independent, non-employee directors, Messrs. Padval, Parnell, Schrock and Taffe, and Dr. Smith. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the Company’s website at http://ir.idt.com/governance.cfm.

The Audit Committee oversees the Company’s financial reporting processes on behalf of the Board of Directors. Management is responsible for the Company’s internal controls, financial reporting processes, and compliance with laws and regulations and ethical business standards. The Company’s independent registered public accounting firm (or “auditor”) is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and the audit of the Company’s internal control over financial reporting, and issuing a report thereon. The Audit Committee is responsible for monitoring and overseeing these processes.

In this context, the Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended March 29, 2015 contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 29, 2015. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standard No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 29, 2015, for filing with the Securities and Exchange Commission.

Audit Committee

Gordon Parnell

Umesh Padval

Donald Schrock

Ron Smith, Ph.D.

Norman Taffe

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Ron Smith, Ph.D.

Ken Kannappan

Umesh Padval

John Schofield

Norman Taffe

CERTAIN MATTERS RELATING TO HOUSEHOLDING OF PROXY MATERIALS AND ANNUAL REPORTS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a number of brokers with account holders who are Company stockholders will be householding the Company’s proxy materials. A single copy of the proxy statement and annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker. The Company will promptly deliver copies of the proxy statement and annual report to any stockholder who contacts the Company’s Investor Relations Department at (408) 284-8200 or by mail addressed to Investor Relations, Integrated Device Technology, Inc., 6024 Silver Creek Valley Road, San Jose, California 95138, requesting such copies. If you are holding a physical stock certificate, direct your written request to Computershare, P.O. Box 43078, Providence, Rhode Island 02940-3078, (877) 373-6374. Stockholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request “householding” of their communications should contact their broker or Computershare.

ANNUAL REPORT ON FORM 10-K; AVAILABLE INFORMATION

The Company filed with the SEC an Annual Report on Form 10-K for the fiscal year ended March 29, 2015 on May 19, 2015. Each stockholder receiving this Proxy Statement is also provided with a copy of the Annual Report on Form 10-K (without exhibits) in an Annual Report Wrap. Additional copies of the Company’s Annual Report on Form 10-K (without exhibits) with the Annual Report Wrap are available upon written request. Copies of exhibits to the Company’s Annual Report on Form 10-K are available upon written request and reimbursement of the reasonable costs to provide these documents. Please address requests for these documents to: Investor Relations, Integrated Device Technology, Inc., 6024 Silver Creek Valley Road, San Jose, California 95138. All documents filed electronically with the SEC (including exhibits) may also be accessed without charge through the Company’s investor relations website at: http://www.idt.com. Information on our web site is not a part of this Proxy Statement.

OTHER MATTERS

The Company knows of no other matters that will be brought before the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

By Order of the Board of Directors

/s/ Matthew D. Brandalise

Matthew D. Brandalise Secretary

Dated: July 27, 2015

San Jose, California

Appendix A

AMENDED AND RESTATED

INTEGRATED DEVICE TECHNOLOGY, INC.

2004 EQUITY PLAN

ARTICLE 1

PURPOSE

The purpose of the Amended and Restated Integrated Device Technology, Inc. 2004 Equity Plan (the “Plan”) is to promote the success and enhance the value of Integrated Device Technology, Inc. (the “Company”) by linking the personal interests of the members of the Board and Employees to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board and Employees upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Restricted Stock Unit award, an Other Stock-Based Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

2.2 “Award Agreement” means any written or electronic agreement, contract, or other instrument or document evidencing an Award.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Change in Control” means and includes each of the following:

(a) The acquisition, directly or indirectly, by any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act and the rules thereunder) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors (“voting securities”) of the Company that represent 50% or more of the combined voting power of the Company’s then outstanding voting securities, other than

(i) An acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, or

(ii) An acquisition of voting securities by the Company or a corporation owned, directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company, or

(iii) An acquisition of voting securities pursuant to a transaction described in Section 2.4(b) below that would not be a Change in Control under Section 2.4(b);

Notwithstanding the foregoing, the following event shall not constitute an “acquisition” by any person or group for purposes of this Section 2.4: an acquisition of the Company’s securities by the Company which causes the Company’s voting securities beneficially owned by a person or group to represent 50% or more of the combined voting power of the Company’s then outstanding voting securities; provided, however, that if a person or group shall become the beneficial owner of 50% or more of the combined voting power of the Company’s then outstanding voting securities by reason of share acquisitions by the Company as described above and shall, after such share acquisitions by the Company, become the beneficial owner of any additional voting securities of the Company, then such acquisition shall constitute a Change in Control; or

(b) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.4(b)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(c) The Company’s stockholders approve a liquidation or dissolution of the Company.

In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), or (c) with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A. The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.5 “Code” means the Internal Revenue Code of 1986, as amended.

2.6 “Committee” means the committee of the Board described in Article 12.

2.7 “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.8 “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time.

2.9 “Effective Date” shall have the meaning set forth in Section 13.1.

2.10 “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

2.11 “Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying outstanding Awards.

2.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.13 “Fair Market Value” means, as of any given date, the fair market value of a share of Stock on the immediately preceding date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a share of Stock as of any date shall be the closing trading price for a share of Stock as reported on the national securities exchange on which the Stock is then listed for the immediately preceding date or, if no such price is reported for that date, the closing trading price on the next preceding date for which a trading price was reported.

2.14 “Full Value Award” means any Award other than an Option, SAR or other Award for which the Participant pays the intrinsic value (whether directly or by forgoing a right to receive a cash payment from the Company).

2.15 “Hostile Takeover” means and includes each of the following:

(a) a transaction or series of related transactions pursuant to which a person or related group of persons, other than the Company or a person that directly or indirectly controls, is controlled by or is under common control with the Company, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 25% or more of the Company’s outstanding voting stock pursuant to a tender or exchange offer that the Board does not recommend and that the stockholders of the Company accept; or

(b) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.4(a) or Section 2.4(b)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

2.16 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.17 “Independent Director” means a member of the Board who is not an Employee of the Company.

2.18 “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

2.19 “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.20 “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.21 “Other Stock-Based Award” means an Award granted or denominated in Stock or units of Stock pursuant to Section 8.4 of the Plan.

2.22 “Participant” means any member of the Board or any Employee.

2.23 “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Articles 6 and 8, but which is subject to the terms and conditions set forth in Article 9. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

2.24 “Performance Bonus Award” has the meaning set forth in Section 8.5.

2.25 “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

2.26 “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its sole discretion, may provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in applicable accounting standards; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the sale or disposition of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; (xix) items attributable to expenses incurred in connection with a reduction in force or early retirement initiative; or (xx) items relating to any other unusual or nonrecurring events or changes in applicable law, applicable accounting standards or business conditions. For all Awards intended to qualify as Qualified Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.27 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.28 “Performance Share” means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain performance goals established by the Committee.

2.29 “Performance Stock Unit” means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain performance goals established by the Committee.

2.30 “Plan” means this Integrated Device Technology, Inc. 2004 Equity Plan, as it may be amended from time to time.

2.31 “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.32 “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

2.33 “Restricted Stock Unit” means an Award granted pursuant to Section 8.3.

2.34 “Stock” means the common stock of the Company, par value $0.001 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

2.35 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

2.36 “Subsidiary” means any corporation or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

2.37 “Substitute Awards” means Awards granted or shares of Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combined.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Article 11 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be 45,800,000 shares.

(b) The aggregate number of shares of Stock available for issuance under the Plan shall be reduced by 1.74 shares for each share of Stock delivered in settlement of any Full Value Award which is granted on or after September 23, 2010. Subject to Section 3.1(a), as well as the preceding sentence: (i) the Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards), and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award; (ii) shares of Stock that are potentially deliverable under any Award that expires or is canceled, forfeited, settled in cash or otherwise terminated without a delivery of such shares to the Participant will not be counted as issued or delivered under the Plan; and (iii) shares of Stock that have been issued in connection with any Award (e.g., Restricted Stock) that is canceled, forfeited, or settled in cash such that those shares are returned to the Company will again be available for Awards. Any shares of Stock that again become available for grant pursuant to this Section 3.1(b) shall be added back as (i) as 1.74 shares of Stock if such shares of Stock were subject to Full Value Awards granted on or after September 23, 2010, or (ii) one (1) share of Stock with respect to other Awards. This Section 3.1 shall apply to the share limit imposed to conform to the regulations promulgated under the Code with respect to Incentive Stock Options only to the extent consistent with applicable regulations relating to Incentive Stock Options under the Code and no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Section 422 of the Code. Because shares will count against the number reserved in Section 3.1 upon delivery, the Committee may, subject to the share counting rules under this Section 3.1, determine that Awards may be outstanding that relate to a greater number of shares than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of shares in excess of the number then available under the Plan. Notwithstanding anything to the contrary contained herein, the following shares of Stock shall not be added to the shares of Stock authorized for grant under Section 3.1(a): (i) shares of Stock tendered by the Participant or withheld by the Company in payment of the exercise price of an Option, (ii) shares of Stock tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, and (iii) shares of Stock subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof.

(c) Substitute Awards shall not reduce the shares of Stock authorized for grant under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or members of the Board prior to such acquisition or combination.

3.2 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any fiscal year (measured from the date of any grant) shall be 3,000,000.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

4.1 Eligibility.

(a) General. Persons eligible to participate in this Plan include Employees and all members of the Board, as determined by the Committee.

(b) Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Employees or members of the Board, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which eligible individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to eligible individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

4.2 Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award pursuant to this Plan.

4.3 Limitation on Independent Director Grants. Notwithstanding anything herein to the contrary, the grant of any Award to an Independent Director shall be made by the Board pursuant to a written non-discretionary formula established by the Committee, or any successor committee thereto carrying out its responsibilities on the date of grant of any such Award (the “Non-Employee Director Equity Compensation Policy”). The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Independent Directors, the number of shares of Stock to be subject to Independent Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Committee (or such other successor committee as described above) may determine; provided that the combined sum of any cash compensation, and the value of Awards (determined as of the date of grant under Generally Accepted Accounting Principles in the United States) that may be granted under the Plan to an Independent Director as compensation for services as a director during any fiscal year of the Company may not exceed $500,000. The Board may make exceptions to this limit for individual Independent Directors in extraordinary circumstances, such as serving on a special litigation or transactions committee of the Board, as the Committee (or such other successor committee as described above) may determine in its discretion, provided that the Independent Director receiving such additional compensation may not participate in the decision to award such compensation involving the Independent Director.

ARTICLE 5

STOCK OPTIONS

5.1 General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant. Notwithstanding the foregoing, Options that are Substitute Awards may be granted with a per share exercise price other than as required in the preceding sentence.

(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash; shares of Stock held for such period of time as may be required by the Committee having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or other property acceptable to the

Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is made to the Company upon settlement of such sale), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option in any method which would violate Section 13(k) of the Exchange Act; further, no Participant shall be permitted to pay the exercise price of an Option with a loan from the Company or a loan arranged by the Company.

(d) Evidence of Grant. All Options shall be evidenced by a written or electronic Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2 Incentive Stock Options. Incentive Stock Options may be granted only to Employees of the Company or any parent or subsidiary corporation of the Company (within the meaning of Code Sections 424 (e) and (f)) and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 5.2:

(a) Exercise Price. The exercise price per share of Stock shall be set by the Committee; provided that the exercise price for any Incentive Stock Option shall not be less than 100% of the Fair Market Value on the date of grant.

(b) Expiration of Option. An Incentive Stock Option may not be exercised to any extent by anyone after the first to occur of the following events:

(i) Ten years from the date it is granted, unless an earlier time is set in the Award Agreement.

(ii) One year after the date of the Participant’s termination of employment or service on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(c) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(d) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company or any parent or subsidiary corporation of the Company (within the meaning of Code Sections 424(e) and (f)) only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(e) Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

(f) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

5.3 Substitution of Stock Appreciation Rights. The Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have to right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option, subject to the provisions of Section 7.2 hereof; provided that such Stock Appreciation Right shall be exercisable for the same number of shares of Stock as such substituted Option would have been exercisable for (and shall also have the same exercise price and remaining term as the substituted Option).

ARTICLE 6

RESTRICTED STOCK AWARDS

6.1 Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by a written or electronic Restricted Stock Award Agreement.

6.2 Issuance and Restrictions. Subject to Section 10.6, Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

6.3 Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that, except as otherwise provided by Section 10.6, the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.4 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right may be granted (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or (c) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement. The Committee shall determine the time or times at which a Stock Appreciation Right may be exercised in whole or in part; provided that the term of any Stock Appreciation Right granted under the Plan shall not exceed ten (10) years.

7.2 Terms of Stock Appreciation Rights.

(a) A Stock Appreciation Right may or may not be related to an Option and shall have a term set by the Committee. A Stock Appreciation Right shall be exercisable in such installments as the Committee may determine. A Stock Appreciation Right shall cover such number of shares of Stock as the Committee may determine. The exercise price per share of Stock subject to each Stock Appreciation Right shall be set by the Committee; provided that the exercise price for any Stock Appreciation Right shall not be less than 100% of the Fair Market Value on the date of grant; and provided, further, that, the Committee in its sole and absolute discretion may provide that the Stock Appreciation Right may be exercised subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise.

(b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Committee may impose.

7.3 Payment and Limitations on Exercise.

(a) Payment of the amounts determined under Section 7.2 above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee.

(b) To the extent any payment under Section 7.2 is effected in Stock it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8

OTHER TYPES OF AWARDS

8.1 Performance Share Awards. Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.2 Performance Stock Units. Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent shares of Stock and/or units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.3 Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and non-forfeitable, and may specify such conditions to vesting as it deems appropriate subject to Section 10.6. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. The Committee shall specify the purchase price, if any, to be paid by the grantee to the Company for such shares of Stock.

8.4 Other Stock-Based Awards. Any Participant selected by the Committee may be granted one or more Awards that provide Participants with shares of Stock or the right to purchase shares of Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee subject to Section 10.6. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Participant.

8.5 Performance Bonus Awards. Any Participant selected by the Committee may be granted one or more Performance-Based Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee subject to Section 10.6. Any such Performance Bonus Award paid to a Covered Employee shall be based upon objectively determinable bonus formulas established in accordance with Article 9. The maximum amount of any Performance Bonus Award payable to a Covered Employee with respect to any calendar year shall not exceed $5,000,000.

8.6 Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Restricted Stock Units or Other Stock-Based Award shall be set by the Committee in its discretion.

8.7 Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Restricted Stock Units or Other Stock-Based Award; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

8.8 Exercise Upon Termination of Employment or Service. An Award of Performance Shares, Performance Stock Units, Restricted Stock Units and Other Stock-Based Award shall only be exercisable or payable while the Participant is an Employee, or a member of the Board, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Restricted Stock Units or Other Stock-Based Award may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Stock Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.

8.9 Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.

8.10 Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by a written or electronic Award Agreement.

ARTICLE 9

PERFORMANCE-BASED AWARDS

9.1 Purpose. The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

9.2 Applicability. This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 and 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.4 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive a payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

9.5 Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10

PROVISIONS APPLICABLE TO AWARDS

10.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

10.3 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish as well as any applicable federal, state, local or foreign securities laws or rules, including the instructions to use a Form S-8 Registration Statement under the Securities Act. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities. Notwithstanding anything to the contrary herein, no Award may be transferred by a Participant to a third-party for consideration absent stockholder approval.

10.4 Beneficiaries. Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

10.5 Stock Certificates; Book Entry. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee. In addition, notwithstanding any other provision of the Plan, unless otherwise required by any applicable law, rule or regulation, the Company may not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead record such shares of Stock in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.6 Full Value Award Vesting Limitations. Subject to Article 11 and except as may be determined by the Committee in the event of the Participant’s death, Disability or retirement, notwithstanding any other provision of this Plan to the contrary, Full Value Awards made to Employees shall become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less than one year) following the date the Award is made; provided, however, that, notwithstanding the foregoing, Full Value Awards that result in the issuance of an aggregate of up to 5% of the shares of Stock available pursuant to Section 3.1(a) (as may be amended from time to time and determined without regard to Section 3.1(b)) may be granted to any one or more Participants without respect to such minimum vesting provisions.

10.7 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

ARTICLE 11

CHANGES IN CAPITAL STRUCTURE

11.1 Adjustments.

(a) In the event of any combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock other than an Equity Restructuring, the Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (ii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iii) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 11.1(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(iii) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and Awards and options, rights and Awards which may be granted in the future.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 11.1(a) and 11.1(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted. The adjustments provided under this Section 11.1(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(ii) The Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3).

11.2 Acceleration Upon Change in Control. Notwithstanding Section 11.1, if a Change in Control occurs, including by Hostile Takeover, and a Participant’s Awards are not converted, assumed, or replaced by a successor, such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse not less than five (5) business days before the consummation of such Change in Control. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time (not to be less than five (5) days) as the Committee, in its sole and absolute discretion, shall determine. In the event that the terms of any agreement between the Company or any Company subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 11.2, this Section 11.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.

11.3 Outstanding Awards—Certain Mergers. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation.

11.4 Outstanding Awards – Other Changes. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 11, the Committee may, in its absolute discretion, make such adjustments in the number and kind of shares or other securities subject to Awards outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

11.5 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

11.6 Restrictions on Exercise. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of 30 days prior to the consummation of any such transaction.

ARTICLE 12

ADMINISTRATION

12.1 Committee. The Plan shall be administered by the Compensation Committee of the Board. The Committee shall consist of at least two individuals, each of whom qualifies as (a) a Non-Employee Director, and (b) an “outside director” pursuant to Code Section 162(m) and the regulations issued thereunder. Reference to the Committee shall refer to the Board if the Compensation Committee ceases to exist and the Board does not appoint a successor Committee.

12.2 Action by the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.3 Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

12.4 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

12.5 Delegation of Authority. To the extent permitted by applicable law, the Board or the Committee may from time to time delegate to a committee of one or more members of the Board the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Board or the Committee specifies at the time of such delegation, and the Board or the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Board.

ARTICLE 13

EFFECTIVE AND EXPIRATION DATE

13.1 Effective Date. The Plan is effective as of the date the Plan is approved by the Company’s stockholders (the “Effective Date”). The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Company’s Bylaws.

13.2 Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of July 21, 2013, the date this Plan, as amended and restated, was approved by the Board. Any Awards that are outstanding on such date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 14

AMENDMENT, MODIFICATION, AND TERMINATION

14.1 Amendment, Modification, And Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval is required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11), (ii) permits the Committee to grant Options or Stock Appreciation Rights with an exercise price that is below Fair Market Value on the date of grant, or (iii) permits the Committee to extend the exercise period for an Option or Stock Appreciation Right beyond ten years from the date of grant or (iv) results in a material increase in benefits or a change in eligibility requirements. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, (i) except as permitted by Article 11, no Option or Stock Appreciation Right may be amended to reduce the per share exercise price of the shares subject to such Option or Stock Appreciation Right below the per share exercise price as of the date the Option or Stock Appreciation Right is granted and, (ii) except as permitted by Article 11, no Award may be granted in exchange for, or in connection with, the cancellation or surrender of an Option or Stock Appreciation Right, having an exercise price per share that is less than the exercise price per share of the original Option or Stock Appreciation Right. Further notwithstanding any provision in this Plan to the contrary, except as permitted by Article 11, absent the approval of the stockholders of the Company, the Committee shall not offer to buy out for a payment in cash, an Option or Stock Appreciation Right previously granted.

14.2 Awards Previously Granted. Except with respect to amendments made pursuant to Section 15.14, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 15

GENERAL PROVISIONS

15.1 No Rights to Awards. No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

15.2 No Stockholders Rights. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

15.3 Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (as such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

15.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

15.5 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

15.6 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

15.7 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

15.8 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

15.9 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.10 Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

15.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

15.12 Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the

Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

15.13 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to any otherwise governing conflicts of law principles.

15.14 Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

* * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Integrated Device Technology, Inc. on July 24, 2015.

* * * * *

I hereby certify that the foregoing Plan was approved by the stockholders of Integrated Device Technology, Inc. on September 22, 2015.

Executed on this      day of             , 2015.

Corporate Secretary

IMPORTANT ANNUAL MEETING INFORMATION

MR A SAMPLE

DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on September 22, 2015.

Vote by Internet

Go to www.envisionreports.com/IDTI

Or scan the QR code with your smartphone

Follow the steps outlined on the secure website

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the USA, US territories &

Canada on a touch tone telephone

Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

1234 5678 9012 345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, and FOR Proposals 2, 3 and 4.

1. Election of Directors:

01 - John Schofield

04 - Gordon Parnell

07 - Norman Taffe

For Withhold

02 - Gregory Waters

05 - Ken Kannappan

For Withhold

03 - Umesh Padval

06 - Robert Rango

For Withhold

2. To approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“Say-on-Pay”).

4. To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending April 3, 2016.

3. To approve an amendment and restatement to the 2004 Equity Plan to, in part, increase the number of shares reserved for issuance there under from 41,800,000 to 46,300,000.

5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

For Against Abstain

B Non-Voting Items

Change of Address — Please print new address below.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) on your stock certificate. If shares are held of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — INTEGRATED DEVICE TECHNOLOGY, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

SEPTEMBER 22, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

The undersigned hereby appoints Gregory Waters and Matthew Brandalise, or either of them, each with power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Integrated Device Technology, Inc. (the “Company”) to be held at the Company’s principal place of business located at 6024 Silver Creek Valley Road, San Jose, California 95138 on September 22, 2015, at 9:30 a.m., local time, or at any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the matters listed on the reverse side.

The Board of Directors recommends a vote FOR the nominees for election named in Proposal 1, and FOR Proposals 2, 3 and 4. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE COMPANY’S NOMINEES FOR ELECTION, AND FOR PROPOSALS 2, 3 and 4.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED, POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. YOU MAY ALSO VOTE ONLINE AT WWW.ENVISIONREPORTS.COM/IDTI.